SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

EASTMAN KODAK COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF 2014 ANNUAL MEETING

AND PROXY STATEMENT

Date of Notice April 15, 2014

EASTMAN KODAK COMPANY
343 STATE STREET
ROCHESTER, NEW YORK 14650

TABLE OF CONTENTS

PROXY STATEMENT
1	Notice of the 2014 Annual Meeting of Shareholders

QUESTIONS & ANSWERS
2	Questions & Answers
8	Householding of Disclosure Documents
8	Audio Webcast of Annual Meeting
8	Printed Copy of 2013 Annual Report on Form 10-K

PROPOSALS
9	Company Proposals
9	Item 1 — Election of Directors
9	Item 2 — Ratification of the Audit and Finance
Committee’s Selection of PricewaterhouseCoopers
LLP as our Independent Registered Public Accounting
Firm
9	Item 3 — Advisory Vote on the Compensation of our
Named Executive Officers
10	Item 4 — Advisory Vote on the Frequency of the
Advisory Vote on the Compensation of our Named
Executive Officers

BOARD STRUCTURE AND
CORPORATE GOVERNANCE
11	Introduction
11	Corporate Governance Overview
11	Business Conduct Guide and Directors’
Code of Conduct
11	Audit and Finance Committee Financial Qualifications
and Memberships
12	Board of Directors
16	Board Leadership Structure
16	Committees of the Board
18	2013 Board Committee Membership
18	Executive Compensation Committee Interlocks and
Insider Participation
18	Governance Practices

COMMITTEE REPORTS
21	Report of the Audit and Finance Committee
21	Report of the Corporate Governance and Nominating
Committee

EXECUTIVE COMPENSATION
22	Report of the Executive Compensation
Committee

COMPENSATION DISCUSSION AND
ANALYSIS
22	Executive Summary
23	Determining Executive Target Total Direct
Compensation
24	Elements of Total Direct Compensation
28	Risk Mitigating Policies
28	Other Policies
29	Other Compensation Elements
30	Severance and Change in Control Arrangements
30	Satisfaction of Unsecured Claims and Cancellation of
Equity

COMPENSATION OF NAMED EXECUTIVE
OFFICERS
31	Summary Compensation Table
34	Employment and Retention Arrangements
36	Grants of Plan-Based Awards Table
38	Outstanding Equity Awards at 2013 Fiscal
Year-End Table
38	Option Exercises and Stock Vested Table
38	Pension Benefits for 2013
39	Pension Benefits Table
41	Non-Qualified Deferred Compensation for 2013
42	Termination and Change in Control Arrangements
45	Severance Payments Table

DIRECTOR COMPENSATION
47	Director Compensation

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS
50	Beneficial Security Ownership of More Than 5%
of the Company’s Common Shares
51	Beneficial Security Ownership of Directors and
Executive Officers
52	Section 16(a) Beneficial Ownership Reporting
Compliance

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS, AND DIRECTOR
INDEPENDENCE
53	Interested Transactions
54	Board Independence

PRINCIPAL ACCOUNTING FEES AND SERVICES
55	Audit and Non-Audit Fees
55	Policy Regarding Pre-Approval of Services Provided
by the Independent Auditor

ANNUAL MEETING INFORMATION
56	2014 Annual Meeting Directions

NOTICE OF 2014 ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 28, 2014 at 9:00 am Eastern Time, at the W New York, 541 Lexington Avenue, New York, NY 10022. You will be asked to vote on Company proposals.

Whether or not you attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy card or voting instruction card. We encourage you to use the internet, as it is the most cost-effective way to vote.

We look forward to seeing you at the Annual Meeting and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

James V. Continenza
Chairman of the Board

NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 28, 2014 at 9:00 am Eastern Time, at the W New York, 541 Lexington Avenue, New York, NY 10022. The following will be voted on at the Annual Meeting:

1. Election of nine directors named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.

2. Ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3. Advisory vote on the compensation of our Named Executive Officers.

4. Advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers.

5. Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2 and 3, and recommends 1 year with respect to Item 4.

If you were a shareholder of record at the close of business on March 31, 2014, you are entitled to vote at the Annual Meeting.

We are taking advantage of the Securities and Exchange Commission “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0251, (585) 724-4053, e-mail: shareholderservices@kodak.com.

The Annual Meeting will be accessible by the handicapped. If you require special assistance, contact Shareholder Services.

By Order of the Board of Directors,

Patrick M. Sheller
General Counsel, Secretary & Chief Administrative Officer
Eastman Kodak Company
April 15, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 28, 2014. The Notice of 2014 Annual Meeting and Proxy Statement and 2013 Annual Report on Form 10-K are available at www.envisionreports.com/KODK.

QUESTIONS & ANSWERS

Q.	Why am I receiving these proxy materials?
A.	Our Board of Directors (the Board) is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail in connection with Kodak’s 2014 Annual Meeting of Shareholders (the Annual Meeting), which will take place on Wednesday, May 28, 2014. As a shareholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. The approximate date on which these proxy materials are being made available to you is April 15, 2014.

Q.	What is included in these proxy materials?
A.	These proxy materials include:

Our 2013 Annual Report on Form 10-K; and Notice of 2014 Annual Meeting and Proxy Statement.

If you received printed versions of the proxy materials by mail, these proxy materials also include the Proxy Card for the Annual Meeting.

Q.	What am I voting on?
A.	The Board is soliciting your proxy in connection with the Annual Meeting to be held on Wednesday, May 28, 2014 at 9:00 am Eastern Time, at the W New York, 541 Lexington Avenue, New York, NY 10022, and any adjournment or postponement thereof.
You are voting on the following proposals:

1.	Election of directors for a term of one year or until their successors are duly elected and qualified.

2.	Ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3.	Advisory vote on the compensation of our Named Executive Officers.

4.	Advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers.

The Board recommends that you vote FOR Items 1, 2 and 3, and 1 year on Item 4.

Q.	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A.	This year, we are pleased to be again following the Securities and Exchange Commission (SEC) “e-proxy” rules. These rules allow companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a “Notice of Internet Availability of Proxy Materials” (the Notice) and to provide online access to the documents. As a result, we mailed to many of our shareholders the Notice on or about April 15, 2014.

The Notice provides instructions on how to:

View our proxy materials for the Annual Meeting on the internet; and Request a printed copy of the proxy materials.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Q.	Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
A.	We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice.

In addition, we are providing the Notice by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.

Q.	Where can I view the proxy materials on the internet?
A.	This Proxy Statement, the form of proxy and voting instructions are being made available to shareholders on or about April 15, 2014, at www.envisionreports.com/KODK. Our 2013 Annual Report on Form 10-K is being made available at the same time and by the same method. The Annual Report on Form 10-K is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Q.	How can I receive a printed copy of the proxy materials?
A.	Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

  Telephone: within the U.S.A., U.S. territories and Canada, call toll-free at 1-866-641-4276; or outside of the U.S.A., U.S. territories and Canada, call collect at 1-781-575-3170;

  Internet at www.envisionreports.com/KODK; or

  E-mail at investorvote@computershare.com. Reference “Proxy Materials Order Eastman Kodak Company” on the subject line. In the message, include your full name, address, and the number located in the shaded bar on the Notice/Proxy Card, and state that you want to receive a paper copy of current and/or future meeting materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, trustee or nominee.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A.	Most Kodak shareholders hold their shares through a broker or other nominee (beneficial ownership) rather than directly in their own name (shareholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered in your name with Kodak’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being made available directly to you by Kodak. As the shareholder of record, you have the right to give your voting proxy to Kodak management or a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. For non-routine matters, your broker cannot vote your shares without your instructions. If you do not provide voting instructions, your shares will not be voted or counted. In this Proxy Statement, Proposals 1, 3 and 4 are considered “non-routine.” In order for your shares to be voted, you must either: 1) obtain a legal proxy that gives you the right to vote the shares at the Annual Meeting, or 2) provide voting instructions to your broker.

Q.	Will any other matter be voted on?
A.	We are not aware of any other matters you will be asked to vote on at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxies will vote for you on such matter in their discretion. New Jersey law (under which the Company is incorporated) requires that you be given notice of all matters to be voted on, other than procedural matters such as adjournment of the Annual Meeting.

Q.	How do I vote?
A.	Shareholder of Record. There are four ways to vote, if you are a shareholder of record:

  By internet at www.envisionreports.com/KODK. We encourage you to vote this way.

  By touch tone telephone: within the U.S.A., U.S. territories and Canada, call toll-free at 1-800-652-VOTE (8683); or outside the U.S.A., U.S. territories and Canada, call collect at 1-781-575-2300.

  By completing and mailing your proxy card.

  By written ballot at the Annual Meeting.

Your shares will be voted as you indicate. If you return your signed proxy card or otherwise give the Company’s management your proxy, but do not indicate your voting preferences, James V. Continenza and Patrick M. Sheller will vote your shares FOR Items 1, 2 and 3, and 1 year for Item 4. As to any other business that may properly come before the Annual Meeting, James V. Continenza and Patrick M. Sheller will vote in accordance with their best judgment.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	What happens if I do not give specific voting instructions?
A.	Shareholder of Record. If you are a shareholder of record and you:

Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or If you sign and return a proxy card without giving specific voting instructions,

the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner. If you do not provide your broker, trustee or nominee with specific voting instructions or if you do not obtain a legal proxy that gives you the right to vote the shares, your shares will not be voted or counted.

Q.	What is the deadline for voting my shares?
A.	Shareholder of Record. If you are a shareholder of record and vote by internet or telephone, your vote must be received by 1:00 a.m., Eastern Time, on May 28, 2014, the morning of the Annual Meeting. If you are a shareholder of record and vote by mail or by written ballot at the Annual Meeting, your vote must be received before the polls close at the Annual Meeting.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from your broker, trustee or nominee and provide it at the Annual Meeting.

Q.	Who can vote?
A.	To be able to vote your Kodak shares, the records of the Company must show that you held your shares as of the close of business on March 31, 2014, the record date for the Annual Meeting. Each share of common stock is entitled to one vote.

Q.	How can I change my vote or revoke my proxy?
A.	Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

Entering a timely new vote by internet or telephone; Returning a later-dated proxy card; or Notifying Patrick M. Sheller, Secretary.

You may also complete a written ballot at the Annual Meeting.

Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	How are votes counted?
A.	In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the Audit and Finance Committee’s selection of the independent registered public accounting firm. In tabulating the voting results for this proposal, only “FOR” and “AGAINST” votes are counted. If you elect to abstain with respect to this proposal, the abstention will not impact the ratification of the Audit and Finance Committee’s selection of the independent registered public accounting firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the advisory vote on executive compensation. In tabulating the voting results for this item, only “FOR” and “AGAINST” votes are counted. If you elect to abstain with respect to this proposal, the abstention will not impact the advisory vote on executive compensation.

You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” with respect to the frequency of shareholder votes on executive compensation. In tabulating the voting results for this item, only “1 YEAR,” “2 YEARS” and “3 YEARS” votes are counted. If you elect to abstain with respect to this proposal, the abstention will not impact the vote as to the frequency of shareholder voting on executive compensation.

Q.	What vote is required to approve each proposal?
A.	The following table describes the voting requirements for each proposal:

Item 1 —	Election of Directors
As set forth in the Company’s By-laws, the Board has adopted a majority voting standard for uncontested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the 2014 election of directors is an uncontested election.

To be elected in an uncontested election, a director nominee must be elected by a majority of the votes cast with respect to that director nominee. A majority of the votes cast means that the number of votes cast FOR a nominee’s election must exceed the number of votes cast AGAINST the nominee’s election. Each nominee receiving more votes FOR his or her election than votes AGAINST his or her election will be elected.

Item 2 —	Ratification of the Audit and Finance Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
Item 3 —	Advisory Vote on the Compensation of our Named Executive Officers	To be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
Item 4 —	Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers	To be approved on an advisory basis, the frequency (1 year, 2 years or 3 years) will be that which receives the most votes cast at the Annual Meeting.

See pages 9 - 10 for Questions and Answers regarding the advisory votes on executive compensation and the shareholder voting on executive compensation.

Q.	Is my vote confidential?
A.	Yes. Only the inspectors of election and certain individuals who help with processing and counting the votes have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q.	Who will count the vote?
A.	Computershare Trust Company, N.A. will count the vote. Its representative will serve as the inspector of election.

Q.	Who can attend the Annual Meeting?
A.	If the records of the Company show that you held your shares as of the close of business on March 31, 2014, the record date for the Annual Meeting, you can attend the Annual Meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first-come, first-served basis, upon arrival at the Annual Meeting. Photographs may be taken and videotaping may be conducted at the Annual Meeting by the Company. We may use these images in publications. If you attend the Annual Meeting, we assume we have your permission to use your image.

Q.	What do I need to do to attend the Annual Meeting?
A.	To attend the Annual Meeting, please follow these instructions:

  If you vote by internet or telephone, follow the instructions provided for attendance.

  If you vote by using a proxy card, check the appropriate box on the card.

  If you are a beneficial owner, bring proof of your ownership with you to the Annual Meeting as well as proof of identity in the form of a government issued ID.

  To enter the Annual Meeting, bring the Admission Ticket attached to your proxy card or printed from the internet as well as proof of identity in the form of a government issued ID.

  If you do not have an Admission Ticket, go to the registration area upon arrival at the Annual Meeting.

Seating at the Annual Meeting will be on a first-come, first-served basis.

Q.	Can I bring a guest?
A.	Yes. If you plan to bring a guest to the Annual Meeting, follow the instructions on the internet or telephone or check the appropriate box on your proxy card. When you go through the registration area at the Annual Meeting, your guest must register with you and must present proof of identity in the form of a government issued ID.

Q.	What is the quorum requirement of the Annual Meeting?
A.	A majority of the outstanding shares on March 31, 2014 constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast. On March 31, 2014, there were 41,676,220 shares outstanding.

Q.	Where can I find the voting results of the Annual Meeting?
A.	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Form 8-K to be filed with the SEC within four business days of the Annual Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results, to be followed with an amended Form 8-K when final results are available. We also will publish final results on our corporate governance website at http://ek.client.shareholder.com/supporting.cfm.

Q.	Can I nominate someone to the Board?
A.	Our By-laws provide that any shareholder may nominate a person for election to the Board so long as the shareholder follows the procedure outlined in the By-laws as summarized below. In addition, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Kodak common stock to elect the nominee. This is the procedure to be followed for direct nominations, as opposed to recommendations of nominees for consideration by our Corporate Governance and Nominating Committee.

The complete description of the procedure for shareholder nomination of director candidates is contained in our By-laws. A copy of the full text of the By-law provision containing this procedure may be obtained by writing to our Secretary at our principal executive offices. Our By-laws can also be accessed at http://ek.client.shareholder.com/supporting.cfm. For purposes of summarizing this procedure, we have assumed: 1) the date of the upcoming Annual Meeting is within 30 days of the anniversary of the annual meeting for the previous year and 2) if the size of the Board is to be increased, that both the name of the director nominee and the size of the increased Board are publicly disclosed at least 120 days prior to the first anniversary of the previous year’s annual meeting. Based on these assumptions, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must deliver written notice of such nomination to our Secretary, at our principal office, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2015 annual meeting, notice of nomination must be delivered to our Secretary no earlier than January 28, 2015 and no later than February 27, 2015.

The written notice to our Secretary must contain the following information with respect to each nominee: 1) the proposing shareholder’s name and address; 2) the number of shares of the Company owned of record and beneficially by the proposing shareholder; 3) the name of the person to be nominated; 4) the number of shares of the Company owned of record and beneficially by the nominee; 5) a description of all relationships, arrangements and understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; 6) such other information regarding the nominee as would have been required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board, such as the nominee’s name, age and business experience; and 7) the nominee’s signed consent to serve as a director if so elected.

Persons who are nominated in accordance with this procedure will be eligible for election as directors at the 2015 annual meeting of the Company’s shareholders.

Q.	What is the deadline to propose actions for consideration at the 2015 annual meeting?
A.	For a shareholder proposal to be considered for inclusion in Kodak’s proxy statement for the 2015 annual meeting, the Secretary must receive the written proposal at our executive office no later than the close of business on December 16, 2014. Proposals received after this date will be considered untimely. Proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Secretary Eastman Kodak Company 343 State Street Rochester, NY 14650-0224

For a shareholder proposal that is not intended to be included in Kodak’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Kodak common stock to approve that proposal, provide the information required by the By-laws of Kodak and give timely notice to the Secretary in accordance with the By-laws of Kodak, which, in general, require that the notice be received by the Secretary:

  Not earlier than the close of business on January 28, 2015; and

  Not later than the close of business on February 27, 2015.

If the date of the shareholder meeting is moved more than 30 days before or 30 days after the anniversary of the 2014 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in Kodak’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

  90 days prior to the meeting; and

  10 days after public announcement of the meeting date.

You may contact our Secretary at our executive office for a copy of the relevant By-law provisions regarding the requirements for making shareholder proposals. Our By-laws can also be accessed at http://ek.client.shareholder.com/supporting.cfm.

Q.	How much did this proxy solicitation cost?
A.	The Company hired Georgeson Inc. to assist in the solicitation of votes. The estimated fee that the Company will pay for Georgeson’s services is $7,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Directors, officers and employees of the Company may solicit proxies and voting instructions in person, by telephone or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with these solicitations.

Q.	What other information about Kodak is available?
A.	The following information is available:

  2013 Annual Report on Form 10-K on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Health, Safety and Environment Sustainability Report on Kodak’s website at www.kodak.com/go/sustainabilityreport

  Corporate Responsibility Principles on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Corporate Governance Guidelines on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Business Conduct Guide on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Eastman Kodak Company By-laws on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Charters of the Board’s Committees (Audit and Finance Committee, Corporate Governance and Nominating Committee, and Executive Compensation Committee) on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Directors’ Code of Conduct on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

  Kodak Board of Directors Policy on Recoupment of Annual Incentive Bonuses in the Event of a Restatement Due to Fraud or Misconduct at http://ek.client.shareholder.com/supporting.cfm

  Corporate Political Contributions and Expenditures Policy on Kodak’s website at http://ek.client.shareholder.com/supporting.cfm

You may request printed copies of any of these documents by contacting:
     Shareholder Services
     Eastman Kodak Company
     343 State Street
     Rochester, NY 14650-0251
     (585) 724-4053
     E-mail: shareholderservices@kodak.com

The address of our principal executive office is:
     Eastman Kodak Company
     343 State Street
     Rochester, NY 14650

HOUSEHOLDING OF DISCLOSURE DOCUMENTS

The SEC has adopted rules regarding the delivery of disclosure documents to shareholders sharing the same address. This rule benefits both you and Kodak. It reduces the volume of duplicate information received at your household and helps Kodak reduce expenses. Kodak expects to follow this rule any time it distributes annual reports, proxy statements, information statements and prospectuses. As a result, we are sending only one copy of the Notice to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of these shareholders.

If your household received a Notice for this year, but you would prefer to receive your own copy, please contact Kodak’s transfer agent, Computershare Trust Company, N.A., by calling its toll-free number, 1-800-253-6057, or by mail at P.O. Box 43078, Providence, RI 02940-3078.

If you would like to receive your own Notice in future years, follow the instructions described below:

  If your Kodak shares are registered in your own name, please contact Kodak’s transfer agent, Computershare Trust Company, N.A., and inform them of your request by phone: 1-800-253-6057, or by mail: P.O. Box 43078, Providence, RI 02940-3078. You may also use this same contact information if you share an address with another Kodak shareholder, and together both of you would like to receive only a single Notice.

  If a broker or other nominee holds your Kodak shares, please contact Broadridge Financial Solutions, Inc. and inform them of your request by phone: 1-800-542-1061, or by mail: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number. If you share an address with another Kodak shareholder, and together both of you would like to receive only a single Notice, please contact your broker.

AUDIO WEBCAST OF ANNUAL MEETING AVAILABLE ON THE INTERNET

Kodak’s Annual Meeting will be webcast live. If you have internet access, you can listen to the webcast by going to Kodak’s Investor Center webpage at www.kodak.com/go/invest. This webcast is listen only. You will not be able to ask questions. The Annual Meeting audio webcast will remain available on our website for a short period of time after the Annual Meeting.

Information included on our website, other than our Proxy Statement and proxy card, is not part of the proxy solicitation materials.

PRINTED COPY OF 2013 ANNUAL REPORT ON FORM 10-K

The Company will provide without charge, upon your request, a printed copy of its 2013 Annual Report on Form 10-K. To receive a printed copy of the 2013 Annual Report on Form 10-K, please contact:
       Shareholder Services
       Eastman Kodak Company
       343 State Street
       Rochester, NY 14650-0251
       (585) 724-4053

       E-mail: shareholderservices@kodak.com

PROPOSALS

COMPANY PROPOSALS

ITEM 1 — Election of Directors

Kodak’s By-laws require us to have at least nine but no more than 13 directors. The number of directors is set by the Board and is currently nine. Mr. Clarke is the only director who is an employee of the Company.

There are nine directors standing for re-election (Mark S. Burgess, Jeffrey J. Clarke, James V. Continenza, Matthew A. Doheny, John A. Janitz, George Karfunkel, Jason New, William G. Parrett and Derek Smith). All the nominees agree to serve a one-year term. Information about the director nominees is provided in the section entitled “Board of Directors” in this Proxy Statement.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy.

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of the Company’s common stock presented in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

If a director nominee receives a greater number of votes “AGAINST” his election than votes “FOR” such election, the Board will decide, in accordance with the Company’s Majority Vote Policy, whether to accept the irrevocable letter of resignation the nominee submitted as a condition of being nominated to the Board as required by the Majority Vote Policy.

The Board of Directors recommends a vote FOR the election of all the director nominees.

ITEM 2 —	Ratification of the Audit and Finance Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been the Company’s independent accountants for many years. The Audit and Finance Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the 2014 Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting to respond to questions and, if he or she desires, make a statement.

As a matter of good corporate governance, the Audit and Finance Committee has determined to submit its selection of the independent registered public accounting firm to our shareholders for ratification. In the event that this selection of PricewaterhouseCoopers LLP is not ratified, the Audit and Finance Committee will review its future selection of an independent registered public accounting firm.

The ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote.

The Board of Directors recommends a vote FOR ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

ITEM 3 — Advisory Vote on the Compensation of our Named Executive Officers

What am I voting on?
Our Named Executive Officers are identified in the Compensation Discussion and Analysis of this Proxy Statement. Pursuant to Section 14A of the Securities Exchange Act, you are voting on a proposal, commonly known as the “say-on-pay” proposal, which gives our shareholders the opportunity to endorse or not endorse our Named Executive Officer pay programs and policies through the following resolution:

RESOLVED, that the shareholders approve the compensation of Eastman Kodak Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).

What factors should I consider in voting on this proposal?
We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis of this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is designed to attract, motivate and retain individuals with the skills required to implement the Company’s strategic plan and achieve annual and long-term performance goals necessary to create shareholder value. Our compensation strategy is to provide opportunities to reward our executives when they deliver defined performance results that are based on the business strategy of the Company. Through stock ownership we also align the interests of our executives with those of our shareholders and the long-term interests of the Company. We believe that the fiscal year 2013 compensation of our Named Executive Officers was appropriate and aligned with Company performance results and our strategic plan. In addition, as described in the Compensation Discussion and Analysis, the employee agreements of our Named Executive Officers, which contain terms on compensation, were approved by the United States Bankruptcy Court for the Southern District of New York (Bankruptcy Court) in connection with the Company’s emergence from Chapter 11 bankruptcy on September 3, 2013.

Why is the proposal being submitted to the shareholders?
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or simply the Dodd-Frank Act, requires that public companies give their shareholders the opportunity to vote say-on-pay proposals. The SEC has issued rules to implement the provisions of the Dodd-Frank Act relating to shareholder voting on executive compensation (including say-on-pay and say-when-on-pay proposals), which describe the means by which shareholders must be provided the opportunity to vote.

Is this vote binding on the Board of Directors?
In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the majority of votes cast. Because your vote is advisory, it will not be binding on the Board of Directors. However, our Board of Directors values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote FOR the advisory resolution approving the compensation of Eastman Kodak Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

ITEM 4 —	Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers

What am I voting on?
Pursuant to Section 14A of the Securities Exchange Act, you are voting on the frequency with which the say-on-pay vote should be held. Specifically, the Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two or three years.

How do I indicate my preference?
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years, or you may abstain from voting.

Is this vote binding on the Board of Directors?
The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and is not binding on the Board of Directors, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

How does the Board recommend that I vote?
After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company.

In deciding upon this recommendation, our Board considered that an annual vote on executive compensation is an effective means by which our shareholders may provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

The Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

INTRODUCTION: CONFIRMATION OF BOARD AS PART OF CHAPTER 11 PROCEEDINGS
On January 19, 2012, Kodak and its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. On August 23, 2013, the Bankruptcy Court entered an order confirming the revised First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (the Plan of Reorganization), based upon the favorable support of the Plan of Reorganization by the creditors entitled to vote. On September 3, 2013, the Plan of Reorganization became effective, and the Company and its U.S. subsidiaries emerged from Chapter 11 protection.

Kodak emerged from the bankruptcy restructuring process as a technology company, offering sophisticated solutions in product goods packaging, graphic communications, functional printing and enterprise services. The Company also offers leading products and services in the entertainment and commercial film markets. Kodak’s product portfolio is based on our unique expertise in materials science, deposition processes and digital imaging science. The Company’s stock trades on the New York Stock Exchange (KODK).

As part of the Plan of Reorganization, the prior Board of Directors nominated and elected, and the Bankruptcy Court confirmed, the Board of Directors of the emerged Kodak. Effective September 3, 2013, the following individuals are members of the Board of Directors, all of whom are standing for re-election: Mark S. Burgess, James V. Continenza, Matthew A. Doheny, John A. Janitz, George Karfunkel, Jason New, William G. Parrett, and Derek Smith. In addition, effective March 12, 2014, the Board appointed Jeffrey J. Clarke as Chief Executive Officer and a member of the Board. Mr. Clarke is standing for re-election.

CORPORATE GOVERNANCE OVERVIEW
Ethical business conduct and good corporate governance are well established practices at Kodak. The Company and the Board practice good corporate governance and believe it to be a prerequisite to delivering sustained, long-term value to our shareholders. We continually monitor developments in the area of corporate governance to develop and implement best practices. Strong corporate governance is a fundamental goal of our Board.

Our Corporate Governance Guidelines reflect the principles by which our Board operates. From time to time, the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. Our Corporate Governance Guidelines are published on our website at http://ek.client.shareholder.com/supporting.cfm.

BUSINESS CONDUCT GUIDE AND DIRECTORS’ CODE OF CONDUCT
The reputation of our Company and our brand has been built by more than a century of ethical business conduct. All of our employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, all other senior financial officers and all other Section 16 Executive Officers, as defined under Section 16 of the Securities Exchange Act of 1934, as amended (a Section 16 Executive Officer) are required to comply with our code of conduct, the “Business Conduct Guide.” The Business Conduct Guide requires our employees to maintain the highest ethical standards in the conduct of Company business so that they and the Company are always above reproach. We also have a code of conduct for our Directors, known as the Directors’ Code of Conduct. Our Business Conduct Guide and our Directors’ Code of Conduct are published on our website at http://ek.client.shareholder.com/supporting.cfm. We will post on this website any amendments to the Business Conduct Guide or Directors’ Code of Conduct and any waivers of either code for Directors or the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Directors certify in writing that they understand and are in compliance with the Directors’ Code of Conduct.

AUDIT AND FINANCE COMMITTEE FINANCIAL QUALIFICATIONS AND MEMBERSHIPS
The Board has determined that all members of its Audit and Finance Committee (Mark S. Burgess, Matthew A. Doheny, George Karfunkel and William G. Parrett) are independent and are financially literate as required by the New York Stock Exchange (NYSE). The Board has also determined that William G. Parrett possesses the qualifications of an Audit and Finance Committee Financial Expert, as defined by SEC rules, and that all members of the Audit and Finance Committee have accounting or related financial management expertise, as required by the NYSE.

The Board has determined that William G. Parrett’s simultaneous service on the audit committees of three other public companies will not impair his ability to effectively serve on the Audit and Finance Committee.

BOARD OF DIRECTORS

Nominees to Serve a One-Year Term Expiring at the 2015 Annual Meeting
As set forth above, the membership on our Board was approved by the Bankruptcy Court and supported by our creditors as part of the confirmation of the Plan of Reorganization, effective September 3, 2013. Mr. Clarke, our Chief Executive Officer, was appointed a member of the Board effective March 12, 2014 and is the only director who was not included in the Plan of Reorganization.

The Corporate Governance and Nominating Committee (Governance Committee) and the Board seek to ensure that the Board is composed of members who bring an appropriate mix of skills and experience across a variety of disciplines, including strategic planning, organizational management, technology, corporate finance, mergers and acquisitions, marketing, digital technologies, public policy, economics, executive compensation, risk management, international operations, corporate governance and internal controls, each of which are important areas of responsibility for the Board and its Committees.

The Board and the Governance Committee believe that each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies and qualifications in areas that are important to the Company. Each of the Company’s director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of our shareholders.

In addition to the biographical information in each director nominee’s profile below, the Board and the Corporate Governance and Nominating Committee considered the listed Key Experience, Skills and other Qualifications in determining to nominate the directors for re-election.

MARK S. BURGESS	MARK S. BURGESS Director since September 2013
Mark S. Burgess, 54, is the Chief Executive Officer of Industrial Packaging Group (IPG) of Illinois Tool Works Inc., effective in 2014 upon an acquisition by The Carlyle Group. IPG manufacturers packaging consumables, tools and equipment. Previously, Mr. Burgess served as the Chief Executive Officer of Graham Packaging Company, Inc. from January 2009 to April 2012 and served on its Board of Directors from February 2010 to April 2012. Prior to that, Mr. Burgess served as Graham Packaging’s Chief Financial Officer from December 2006 until May 2009, and Chief Operating Officer since April 2008. Mr. Burgess served as President and Chief Executive Officer, as well as Chief Financial Officer, of Anchor Glass Container Corporation from May 2005 until September 2006. He previously served as Executive Vice President and Chief Financial Officer of Clean Harbors Environmental Services, Inc. from April 2003 to April 2005. Between 1990 and 2003, Mr. Burgess held senior financial and operational management roles at JL French Automotive Castings and Trailmobile Corporation, and prior to that, he served as a Vice President at Chase Manhattan Bank. He holds a BA in Economics from Dickinson College and an MBA from the Fuqua School of Business at Duke University. Mr. Burgess currently is Chairman of the Clondalkin Group, a global manufacturer of flexible and specialty plastic packaging solutions and is a former director of the Polymer Group, where he served from March 2011 to June 2013.

Key Experience, Skills and other Qualifications:
Mr. Burgess’ extensive experience in the packaging solutions industry directly relates to the technology and business of Kodak. Mr. Burgess brings significant experience in the management, operations and governance of companies in this industry, all of which are critical in developing the strategic growth and market presence of Kodak. In addition, based on his managerial and operational experience, Mr. Burgess contributes skills in corporate finance, marketing, and strategic planning.

JEFFREY J. CLARKE	JEFFREY J. CLARKE Director since March 2014
Jeffrey J. Clarke, 52, is the Chief Executive Officer of Kodak. Prior to joining Kodak, Mr. Clarke was a Managing Partner of Augusta Columbia Capital (ACC), a privately held investment firm he co-founded in 2012. Prior to joining ACC, Mr. Clarke was the Chairman of Travelport, Inc., a privately held travel technology firm, where he served as CEO from 2006 to 2011, after leading its sale from Cendant Corporation to the Blackstone Group for $4.3 billion in 2006. Mr. Clarke was the Chief Operating Officer of CA, Inc., an enterprise software company, from 2004 to 2006, where he was responsible for sales, services, distribution, corporate finance, mergers and acquisitions, information technology, corporate strategy and planning. From 2002 to 2003, Mr. Clarke was an Executive Vice President of Global Operations at Hewlett-Packard (HP). In this role, he was responsible for HP's worldwide supply chain, manufacturing, procurement and internet operations. He also co-led HP's merger integration with Compaq Computer. Prior to HP, Mr. Clarke was the Chief Financial Officer of Compaq Computer, which he joined in 1998 following the merger of Compaq with Digital Equipment Corporation (DEC). Mr. Clarke was with DEC from 1985 to 1998, serving in management roles in international operations, finance and manufacturing.

Mr. Clarke served as Chairman of Orbitz Worldwide, a global online travel agency, after leading the company's IPO in July 2007. He has served on the board of directors of Red Hat, Inc, an enterprise software company, since 2008, and has also been a director of the Compuware Corporation, an enterprise software company, since 2013. Mr. Clarke served on the board of directors of Utstarcom, which designs and manufactures communications equipment, from 2005 to 2010.

Mr. Clarke earned an MBA from Northeastern University, where he serves as a Trustee. He holds a B.A. in Economics from the State University of New York at Geneseo.

Key Experience, Skills and other Qualifications:
Mr. Clarke brings to the Board extensive experience in managing and operating digital technology companies, which is directly relevant to the business of Kodak. He has in-depth knowledge and expertise in leading companies that are in growth and transformational stages and that conduct operations on a worldwide basis. Mr. Clarke’s extensive background in strategic business planning at companies that develop and distribute products and services in the technology sector benefits the Board and the Company, as Kodak seeks to grow and sustain profitability as a technology company. Mr. Clarke also has a deep background in corporate finance and operations, and financial planning and strategies. Additionally, through his service on the boards of other public companies, he has developed expertise in governance and risk management.

JAMES V. CONTINENZA

JAMES V. CONTINENZA  Director since April 2013
James V. Continenza, 51, has extensive executive and board experience with high-tech companies and with companies that successfully emerged from or are in various stages of corporate restructuring. Mr. Continenza served as the President of STi Prepaid, LLC, a telecommunications company, from October 2007 to October 2010. He served as Interim Chief Executive Officer of Anchor Glass Container Corp., a leading manufacturer of glass containers, from September 2006 to December 4, 2006. He served as President and Chief Executive Officer of Teligent, Inc., which provides communications services including voice, data, and internet access, from September 2002 to June 2004; served as its Chief Operating Officer from May 2001 to September 2002; and served as its Senior Vice President of Strategic Operations from September 2000 to May 2001. Mr. Continenza served as Chief Operating Officer of Arch Wireless, Inc., a wireless services provider, from September 2000 to September 2002. From April 1999 to September 2000, Mr. Continenza was the President and Chief Executive Officer of Lucent Technologies Product Finance, a global leader in telecom equipment, and served as its Senior Vice President of Worldwide Sales and Marketing from September 1997 to April 1999.

In addition to his management experience, Mr. Continenza currently serves on the boards of Tembec, Inc. (since 2008), a manufacturer of lumber-derived products, and Broadview Networks, LLC (since 2012), which provides integrated communications solutions. Previously, he was a director of Aventine Renewable Energy, Inc. (since 2012), which produces ethanol and corn-based products. Mr. Continenza has also served on the boards of several privately held companies.

Key Experience, Skills and Other Qualifications:
Mr. Continenza has extensive experience in the management and governance of a wide range of companies, including technology companies, with a particular focus on companies that have undergone significant corporate restructuring. He brings to the Board expertise in operations, strategic planning, mergers and acquisitions, and executive compensation, and, through his past and current service as a member of the boards of diverse companies, corporate governance and risk management.

MATTHEW A. DOHENY

MATTHEW A. DOHENY  Director since September 2013
Matthew A. Doheny, 43, currently serves as President of North Country Capital LLC, an advisory and investment firm focusing on board advisory assignments and investing in alternative investments, where he has served since 2011. Previously, Mr. Doheny served as Portfolio Manager of Fintech Advisory Inc., a fund focusing on operational turnarounds and undervalued securities, from June 2008 to October 2010. He previously served as Managing Director of the Distressed Assets Group of Deutsche Bank Securities Inc. from January 2000 to March 2008. Prior to his career with financial institutions, Mr. Doheny was an attorney in the Corporate Restructuring Departments of Orrick LLP and Kelley Drye & Warren and in the Business and Corporate Department of Hancock & Estabrook.

Mr. Doheny currently serves on the board of YRC Worldwide, Inc. (since July 2011) and has served on the boards of several private companies in the financial services and venture capital industries.

Key Experience, Skills and other Qualifications:
Based on his experience in financial restructuring and turnaround management, Mr. Doheny brings valuable skills to the Board as Kodak seeks to grow as a technology company. Mr. Doheny has valuable expertise in the areas of corporate finance, risk management and investments, along with the legal experience he brings to the Board.

JOHN A. JANITZ

JOHN A. JANITZ  Director since September 2013
John A. Janitz, 71, is the Co-Founder and Chairman of Evergreen Capital Partners, LLC, an investment firm that provides advisory services and co-invests with private equity sponsors under exclusive contractual arrangements. He served as Co-Managing Principal for Questor Management Company LLC, a turnaround capital investment firm that acquires underperforming or troubled companies, from 2003 to 2007. From 2001 to 2003, Mr. Janitz served as a consultant with JPMorgan Partners, Kidd Associates, Aurora Capital Partners, and Questor Management. Mr. Janitz served as President and Chief Operating Officer of Textron Inc. from 1999 to 2001. Mr. Janitz served as President, Chairman & Chief Executive Officer of Textron Automotive Company, which was a $2.9 billion full-service supplier of automotive interior and exterior trim, fuel systems, and functional components, from 1996 to 1999. He held a number of key executive positions with TRW, Inc., an international company providing advanced technology products and services to the automotive, space and defense, and information systems industry segments, from 1990 to 1996. Mr. Janitz served as President of Wickes Manufacturing Company from 1989 to 1990 and previously held a number of key executive positions with its predecessor company, Gulf & Western Industries, Inc., including Group President of its Industrial and Automotive Units. Mr. Janitz began his career at Ford Motor Company, where he held a variety of engineering and manufacturing positions.

Mr. Janitz currently serves on the board of STR Holdings, Inc. (since June 2007), a manufacturer of solar power module encapsulants. Mr. Janitz previously served on the board of Textron Inc. and Wickes Manufacturing Company and has also served on the boards of several privately held companies.

Key Experience, Skills and other Qualifications:
Mr. Janitz has held numerous executive positions with manufacturing and technology companies as well as financial institutions, all of which have contributed to his expertise in management, operations, and financial and strategic planning. His experience in leading companies with complex technologies and manufacturing operations, and that are in various stages of growth and development, is directly relevant to the business of Kodak. Mr. Janitz has particular understanding of the challenges facing companies with global operations such as Kodak. Mr. Janitz also possesses skills in executive compensation practices, while he has developed strong corporate governance and risk management expertise based upon his service on the board of directors at numerous manufacturing, technology and other diverse companies.

GEORGE KARFUNKEL

GEORGE KARFUNKEL  Director since September 2013
George Karfunkel, 65, is currently the Chairman of Sabr Group, a consulting company. Mr. Karfunkel was a director, Senior Vice President and co-owner of American Stock Transfer & Trust Company, LLC, a stock transfer company, which he co-founded in 1971. Mr. Karfunkel is a co-owner of Worldwide TechServices, LLC, a computer maintenance and services company. Mr. Karfunkel serves as vice chairman of Upstate Bank, a nationally-chartered community bank; a director of Berkshire Bank; and a director at AmTrust Financial Services, Inc.

Key Experience, Skills and other Qualifications:
Mr. Karfunkel has expertise in financial planning, investment strategies, cost structuring, and internal controls, all of which are relevant to Kodak’s business. He also possesses skills in governance and risk management based upon his experience as a director on the boards of several financial and consulting institutions.

JASON NEW

JASON NEW  Director since September 2013
Jason New, 44, is a Senior Managing Director of The Blackstone Group and Head of Special Situation Investing for GSO Capital Partners. Mr. New focuses on managing GSO's public investment portfolio with a specific emphasis on stressed and distressed companies and on sourcing direct special situation investment opportunities. Mr. New is a member of the GSO Investment Committee. Before joining GSO in 2005, Mr. New was a senior member of Credit Suisse's distressed finance group. Mr. New joined Credit Suisse in 2000 when it acquired Donaldson, Lufkin & Jenrette (DLJ), where he was a member of DLJ's restructuring group. Prior to joining DLJ in 1999, he was an associate with the law firm Sidley Austin LLP where he practiced in the firm's corporate reorganization group.

Key Experience, Skills and other Qualifications:
Mr. New is an expert in investment strategies and opportunities, with a particular focus on companies that have experienced distressed economic conditions or are in various stages of restructuring. He brings to the Board skills in developing creative financial solutions and strategies, which are critical to Kodak’s ability to sustain growth and profitability as a technology company in a competitive environment. Mr. New is highly experienced in complex financial and investment transactions. He also has significant legal expertise, which is useful in the governance and risk management issues facing the Company.

WILLIAM G. PARRETT

WILLIAM G. PARRETT  Director since November 2007
Mr. Parrett, 68, is a former Senior Partner of Deloitte & Touche USA LLP, a public accounting firm. Mr. Parrett retired in 2007. From 2003 to May 2007, he served as the Chief Executive Officer of Deloitte Touche Tohmatsu (DTT). Prior to serving as Chief Executive Officer of DTT, he was Managing Partner of Deloitte & Touche USA since 1999. Mr. Parrett joined Deloitte in 1967 and served in a series of roles of increasing responsibility. Mr. Parrett currently serves as a director of The Blackstone Group LP, an investment and advisory firm; Thermo Fisher Scientific, a provider of analytical and laboratory instruments and products; iGATE, a provider of service solutions; and UBS AG, a global financial services firm.

Key Experience, Skills and other Qualifications:
Mr. Parrett has extensive experience in corporate finance, operations, strategic planning and management of international operations. Mr. Parrett is highly skilled in the fields of auditing, accounting and internal controls, and risk management. In addition, through his service on other public company boards, Mr. Parrett brings to the Board significant experience in corporate governance and the regulatory framework in which public companies must operate.

DEREK SMITH

DEREK SMITH  Director since September 2013
Derek Smith, 46, is a Managing Principal and Senior Portfolio Manager at BlueMountain Capital Management LLC, focusing on fundamental trading strategies. Prior to BlueMountain, Mr. Smith worked at Deutsche Bank, where he was a Managing Director of Global Credit Trading, managing investment grade and high-yield credit cash and derivatives desks for the United States and Europe. Previous to his career at Deutsche Bank, Mr. Smith spent nearly 15 years working in various aspects of the fixed income, derivatives and credit markets at Goldman Sachs, managing the U.S. government options desk as well as the investment grade credit cash and derivative desks. In 2005, Mr. Smith served as Chairman of the International Swaps and Derivatives Association (ISDA) Credit Derivatives Market Practice Committee.

Key Experience, Skills and other Qualifications:
Mr. Smith brings to the Board significant experience in a range of sophisticated areas of finance and investment strategies, which is directly relevant to Kodak’s business strategies, liquidity management and overall financial objectives.

BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to determine the most appropriate leadership structure for the Company and to ensure independent oversight of management. In view of this, on September 23, 2013, the Board elected James V. Continenza, an independent director, as Chairman of the Board, and subsequently, effective March 12, 2014, the Board appointed Jeffrey J. Clarke as Chief Executive Officer and a member of the Board. Prior to September 2013, the Company’s President and Chief Executive Officer held the role of Chairman, during which time the Board designated a Presiding Director to serve as the principal liaison between the independent directors and the Chief Executive Officer. The Board determined to separate the roles of Chairman and Chief Executive Officer in September 2013 in order to have an independent director lead the Board.

COMMITTEES OF THE BOARD
Upon its implementation in September 2013, the Board established the following committees: Audit and Finance Committee, Executive Compensation Committee, and Corporate Governance and Nominating Committee. During the pendency of the Chapter 11 proceedings, the Board committees consisted of the Audit and Finance Committee, the Restructuring and Executive Compensation Committee, and the Executive Committee.

Audit and Finance Committee
The Audit and Finance Committee consists of Mark S. Burgess, Matthew A. Doheny, George Karfunkel and William G. Parrett, Chair. During 2013, the Audit and Finance Committee met nine times. The Board has determined that all members of the Audit and Finance Committee are independent under the Director Independence Standards and, therefore, are independent within the meaning of the NYSE listing standards. The Board has also determined that all members of the Audit and Finance Committee are independent in accordance with SEC rules for audit committees and are financially literate as required by the NYSE, and that William G. Parrett possesses the qualifications of an “audit committee financial expert,” as defined by SEC rules, and has accounting or related financial management expertise, as required by the NYSE.

The Board has determined that William G. Parrett’s simultaneous service on the audit committees of three other public companies does not impair his ability to effectively serve on the Audit and Finance Committee.

The Audit and Finance Committee assists the Board in overseeing and making recommendations to the Board on such matters as: the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the Company’s independent registered public accounting firm’s (PricewaterhouseCoopers LLP) selection, qualifications, performance and independence; the Company’s systems of disclosure controls and procedures and internal controls over financial reporting; and the performance of the Company’s internal auditors. The charter for the Audit and Finance Committee is posted at http://ek.client.shareholder.com/supporting.cfm.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee (Governance Committee) is comprised of four members of the Board (James V. Continenza, John A. Janitz, Jason New, Chair, and Derek Smith). During 2013, the Governance Committee did not hold any meetings. The primary duties of the Governance Committee are to oversee the Company's corporate governance structure, recommend individuals to the Board for nomination as members of the Board and its committees, lead the Board in its periodic review of Board performance, and oversee the Company's activities in the areas of diversity and environmental and social responsibility. The charter for the Governance Committee is posted at http://ek.client.shareholder.com/supporting.cfm.

Executive Compensation Committee
The Executive Compensation Committee is comprised of four members of the Board (James V. Continenza, John A. Janitz, Jason New and Derek Smith, Chair), all of whom are independent in accordance with the Director Independence Standards and, therefore, are independent within the meaning of the NYSE listing standards. During 2013, the Executive Compensation Committee met eight times; six of these meetings were held by the former Restructuring and Executive Compensation Committee.

The Executive Compensation Committee assists the Board in fulfilling its responsibilities in connection with the compensation of the Company’s executives, including our Named Executive Officers. It performs this function by overseeing and assessing the effectiveness of the Company’s executive compensation strategy and plans, and reviewing and approving the compensation of the Company’s Named Executive Officers, including the Chief Executive Officer, and the other Section 16 Executive Officers. The entire Board reviews the Company’s succession plans for its Chief Executive Officer and other key positions, and oversees the Company’s activities in the areas of leadership and executive development. The Executive Compensation Committee also reviews and makes recommendations to the Board from time to time regarding compensation of directors. The charter of the Executive Compensation Committee is posted at http://ek.client.shareholder.com/supporting.cfm.

The Executive Compensation Committee has delegated limited authority to our Chief Administrative Officer to assist in the administration of executive compensation and equity-based compensation plans. The Chief Administrative Officer is authorized to amend any executive compensation or equity-based compensation plan in which our Named Executive Officers participate, other than to materially increase the benefits accruing to a participant under the plan, increase the number of shares available for issuance under the plan or substantially modify the requirements for eligibility.

The Executive Compensation Committee approves all compensation and awards, including each component of total direct compensation, for each of the Company’s Section 16 Officers. The Chief Executive Officer makes recommendations regarding each compensation element for the Section 16 Officers other than the Chief Executive Officer. The Director of Global Compensation presents analyses regarding the compensation of the Chief Executive Officer. Based on these recommendations, the Committee reviews and determines the compensation of the Chief Executive Officer in executive sessions.

With respect to the Company’s performance-based plans, management, including the Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and Director of Global Compensation, proposes performance goals. Management develops these performance goals based upon the Company’s strategic and operational imperatives for the year and its executive compensation strategy. Throughout the year, the Executive Compensation Committee reviews projections related to the performance goals.

2013 BOARD COMMITTEE MEMBERSHIP

Board Committee Membership, Effective September 2013
	Audit and Finance	Corporate Governance and	Executive Compensation
Director Name	Committee	Nominating Committee	Committee
James V. Continenza		Member	Member
Mark S. Burgess	Member
Matthew A. Doheny	Member
John A. Janitz		Member	Member
George Karfunkel	Member
Jason New		Chair	Member
William G. Parrett	Chair
Derek Smith		Member	Chair

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following directors served on the Executive Compensation Committee effective September 2013: James V. Continenza, John A. Janitz, Jason New and Derek Smith, Chair. The following individuals served on the Restructuring and Executive Compensation Committee prior to September 2013: Richard Braddock, James V. Continenza, William Hernandez, Chair, Kyle Legg, Joel Seligman and Dennis Strigl. There were no Executive Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

GOVERNANCE PRACTICES

Meeting Attendance
Our Board has a Director Attendance Policy that is part of our Corporate Governance Guidelines, accessible at http://ek.client.shareholder.com/supporting.cfm. Under this policy, all of our directors are strongly encouraged to attend all Board meetings and our Annual Meeting of Shareholders. In 2013, the Board held a total of 21 meetings. Each director attended more than 75% of the meetings of the Board and Committees of the Board on which the director served. Our directors are expected to attend the Company’s Annual Meeting of Shareholders. Due to the then pending bankruptcy proceedings, the Company did not hold an Annual Meeting of Shareholders in 2013.

Executive Sessions
Executive sessions of our non-management directors are chaired by our Chairman, James V. Continenza.

Communications with Our Board
Shareholders and interested parties who wish to communicate with the Board, the independent directors as a group or an individual director, may send an e-mail to our Chairman at chairman@kodak.com or may send a letter to our Chairman at P.O. Box 92708, Rochester, NY 14650. Shareholders wishing to recommend candidates for consideration by the Board may do so by providing the following information, in writing, to the Corporate Governance and Nominating Committee of the Board, c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0224: 1) the name, address and telephone number of the shareholder making the request; 2) the number of shares of the Company owned, and, if such person is not a shareholder of record or if such shares are held by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; 3) the full name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; 4) a signed acknowledgement by the individual being recommended that he or she has consented to: a) serve as director if elected and b) the Company undertaking an inquiry into that individual’s background, experience and qualifications; 5) the disclosure of any relationship of the individual being recommended with the Company, whether direct or indirect; and 6) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder).

Consideration of Director Candidates
The Governance Committee will consider for nomination as director of the Company candidates recommended by its members, other Board members, management, shareholders and the search firms it retains.

Director Selection Process and Qualification Standards
When reviewing a potential candidate for the Board, the Governance Committee looks to whether the candidate possesses the necessary qualifications to serve as a director. To assist it in these determinations, the Governance Committee has adopted Director Qualification Standards that are part of our Corporate Governance Guidelines which can be accessed at http://ek.client.shareholder.com/supporting.cfm. These standards specify the minimum qualifications that a nominee must possess in order to be considered for election as a director. If a candidate possesses these minimum qualifications, the Governance Committee, in accordance with its Director Selection Process, will then consider the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes. As provided in the Company’s Corporate Governance Guidelines, the Governance Committee seeks to create a multi-disciplinary and cohesive Board that, as a whole, is strong in both its knowledge and experience. The Governance Committee generally uses the services of a third-party executive search firm when identifying and evaluating possible nominees for director. This firm assists in identifying candidates who meet skills and qualifications specified by the Governance Committee.

Although the Governance Committee does not have a formal policy as to the consideration of diversity in the selection of candidates, diversity is listed as a factor to be considered among all of the Director Qualification Standards.

Strategic Role of Board
The Board plays a key role in developing, reviewing and overseeing the execution of the Company’s business strategy. Each year, the Board devotes at least one extended meeting to a review of the Company’s proposed strategic plans for each of its key businesses. In addition, the Board receives progress reports from management throughout the year on the implementation of the strategic plan. These reports include business segment performance and strategy reviews, product line reviews and presentations regarding research and development initiatives and the Company’s intellectual property portfolio.

Succession Planning
The entire Board reviews the Company’s succession plans for its Chief Executive Officer and other key senior management positions and oversees the Company’s activities in the areas of leadership and executive development. To assist the Board, management periodically reports to the Board on succession planning to ensure that it is a continuous and ongoing effort.

Majority Voting for Directors
The Company’s By-laws provide for majority voting in uncontested director elections.

The Company also maintains a Majority Vote Policy which requires a director nominee, in connection with his or her nomination to the Board, to submit a resignation letter in which the director nominee irrevocably elects to resign if he or she fails to receive the required majority vote in the next election and the Board accepts the resignation. The policy requires the Board to nominate for election or reelection as a director only those candidates who agree to execute such a letter upon his or her nomination. The Majority Vote Policy can be found on the Company’s corporate governance website at http://ek.client.shareholder.com/supporting.cfm.

If a director nominee fails to receive a majority vote in an uncontested election, the Majority Vote Policy provides that the Governance Committee will consider the resignation letter and recommend to the Board whether to accept it. The Governance Committee, in making its recommendation to the Board, and the Board, in reaching its decision, may under the policy consider relevant factors, including any stated reason why shareholders voted against the election of the director, the director’s qualifications, the director’s past and expected future contributions to the Company, the overall composition of the Board and whether accepting the resignation letter would cause the Company to fail to comply with any applicable rule, such as the NYSE’s Listing Standards.

The policy provides that the Board will act on the Governance Committee’s recommendation and publicly disclose its decision whether to accept the director’s letter of resignation within 90 days following the certification of the shareholder vote. If the letter of resignation is not accepted by the Board within this 90-day period, the resignation will not be effective until the next annual meeting.

All the director nominees standing for election at the Annual Meeting have submitted an irrevocable letter of resignation as a condition of being renominated to the Board as called for under the Majority Vote Policy.

Risk Management
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives, including strategic objectives, to improve long-term performance and enhance shareholder value. A fundamental part of risk management is not only identifying and prioritizing the risks the Company faces and monitoring the steps management is taking to manage those risks, but also determining the level of risk that is appropriate for the Company. As an integral part of its review and approval of the Company’s strategic plan, the Board considers the appropriate level of risk for the Company to accept. Through this process, risk is assessed throughout the Company, focusing on four primary categories of risk: strategic, operational, legal/compliance and financial reporting. The Audit and Finance Committee is responsible for reviewing the results of the Company’s enterprise risk assessment on an annual basis. The Board also receives reports on management’s progress in mitigating key risks.

The Board has delegated to its committees responsibility for the oversight of the Company’s risk management in specific risk areas. For example, in 2013, the committees of the Board oversaw:

  The Company’s financial reporting (including internal controls) and compliance risk management.

  Risk management relating to the Company's compensation programs and awards.

  Risk management relating to the Company’s capital structure and insurance program.

In 2013, in connection with decisions on executive compensation matters, the Restructuring and Executive Compensation Committee of the prior Board, and the Executive Compensation Committee of the new Board, received input from management on an assessment of risks relating to the Company’s compensation programs and awards. The assessment concluded, and the Committee agreed, that such programs and awards do not present any material adverse risks to the Company.

COMMITTEE REPORTS

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee of the Board is composed solely of independent directors and operates under a written charter adopted by the Board, most recently amended on October 22, 2013. The Committee reviews and approves the charter annually. The Audit and Finance Committee’s charter can be found on our website at http://ek.client.shareholder.com/supporting.cfm.

Management is responsible for the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm (independent accountants), PricewaterhouseCoopers LLP (PwC), is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report of the results. As outlined in its charter, the Audit and Finance Committee is responsible for overseeing these processes.

During 2013, the Audit and Finance Committee met and held discussions with management and the independent accountants on a regular basis. Management represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee reviewed and discussed the audited consolidated financial statements and significant accounting matters with management and the independent accountants.

The Audit and Finance Committee discussed with the independent accountants the matters specified by Statement on Auditing Standards No. 61, “Communications with Audit and Finance Committee,” as amended, as adopted by the PCAOB in Rule 3200T. The independent accountants provided to the Audit and Finance Committee the written disclosures required by the PCAOB in Rule 3526, “Communication with Audit and Finance Committees Concerning Independence.” The Audit and Finance Committee discussed with the independent accountants their independence.

The Audit and Finance Committee also received reports from the Company’s Chief Compliance Officer on the implementation and effectiveness of the Company’s compliance program.

The Audit and Finance Committee discussed with the Company’s internal auditors and independent accountants the plans for their audits. The Audit and Finance Committee met with the internal auditors and independent accountants, with and without management present. The internal auditors and independent accountants discussed with or provided to the Audit and Finance Committee the results of their examinations, their evaluations of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, and the quality of the Company’s financial reporting.

With reliance on these reviews, discussions and reports, the Audit and Finance Committee recommended that the Board approve the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Board accepted the Audit and Finance Committee’s recommendations.

The Audit and Finance Committee, with the approval of the Board and our shareholders, appointed PwC as the Company’s independent accountants in 2013. In addition, the Audit and Finance Committee approved the scope of non-audit services anticipated to be performed by PwC in 2013 and the estimated budget for those services. The Audit and Finance Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy.

William G. Parrett, Chair	Dated: April 14, 2014
Mark S. Burgess
Matthew A. Doheny
George Karfunkel

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
During the Company’s Chapter 11 proceedings, the Board determined that the duties of the Corporate Governance and Nominating Committee should be assumed by the full Board given the importance of overall governance as part of the Company’s restructuring and reorganization. Following emergence from Chapter 11 proceedings, the Governance Committee was re-initiated and commenced meeting in 2014.

EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that follows with the Company’s management.

Based on such review and discussions, the Executive Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this Proxy Statement.

Derek Smith, Chair	Dated: April 14, 2014
James V. Continenza
John A. Janitz
Jason New

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
The compensation of our Named Executive Officers in 2013 was largely based on the goals and objectives for completing the reorganization of the Company that began in 2012. On January 19, 2012, Kodak and its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York. On September 3, 2013, the Company’s Plan of Reorganization became effective, and Kodak and its U.S subsidiaries emerged from Chapter 11 protection.

Through the restructuring process, the Company accomplished the goals that it had set at the commencement of the Chapter 11 filing: increase liquidity in the U.S and abroad, monetize non-strategic intellectual property, fairly resolve legacy liabilities, and focus on the most valuable business lines to enable sustainable profitability. Specifically, the Company achieved the following:

  We reorganized the Company to focus on two Commercial Imaging businesses that leverage our differentiated and breakthrough technologies, deep industry experience and brand strength: Graphics, Entertainment and Commercial Films, and Digital Printing and Enterprise Services.

  As part of the reorganization we sold our other major business lines, Personalized Imaging and Document Imaging.

  We implemented a leaner cost structure and leveraged the bankruptcy process to negotiate more favorable supplier and customer contract terms.

  We resolved legacy liabilities pertaining to retiree healthcare benefits, environmental matters and claims held by the Kodak Pension Plan of the United Kingdom.

  Operating results for 2013 were above target with respect to the financial covenants under our financing agreements.

  In February 2013, we received approximately $530 million related to the sale and licensing of certain of our intellectual property assets and repaid approximately $419 million of the outstanding term loan under our Debtor-in-Possession Credit Agreement.

  We completed financing arrangements consisting of loan agreements in the aggregate amount of $695 million and a credit facility in the amount of $200 million.

As part of the pursuit of the goals and achievements described above, the Company adopted the following actions and practices relating to executive compensation in 2013:

Management Agreements
The Restructuring and Executive Compensation Committee of the Board approved new employment agreements with selected senior leaders, including our Named Executive Officers. The terms of these agreements were approved by the Bankruptcy Court as part of the Plan of Reorganization and became effective upon the Company’s emergence from Chapter 11. In approving the agreements, the Restructuring and Executive Compensation Committee, based on the survey data described below, considered the market median for base salary, total target cash compensation, total direct compensation and severance provisions. In addition, the agreements include a grant of equity in the form of Restricted Stock Units that vest in installments over a period of time.

Annual Incentive Pay for 2013
The Bankruptcy Court approved the continued use of our annual performance-based variable pay program for executives, including our Named Executive Officers. For the 2013 performance period of the program, we obtained support from creditor constituents on the performance metrics used to determine awards under the program. Based upon performance under these metrics, our executives, including our Named Executive Officers, earned awards above the target level.

Long Term Incentive Compensation
Due to the bankruptcy proceedings, during 2013, executives did not receive any equity compensation under the Company’s traditional long term incentive compensation program. Effective upon emergence from Chapter 11, as part of the Plan of Reorganization, and as approved by the Restructuring and Executive Compensation Committee, the Company implemented a new Omnibus Long Term Incentive Plan to govern the issuance of long term performance-based compensation to executives in the future.

Executive Compensation Committee
During the bankruptcy proceedings, the Restructuring and Executive Compensation Committee had oversight for certain restructuring activities and continued to have oversight for executive compensation matters, particularly those pertaining to our Section 16 Officers. Upon emergence from Chapter 11, with the formation of the new Board of Directors, the Board formed the Executive Compensation Committee (the Committee).

Named Executive Officers
Our Named Executive Officers for 2013 were:

1)	Antonio M. Perez, President and Chief Executive Officer (CEO)

Effective March 12, 2014, the Board appointed Jeffrey J. Clarke Chief Executive Officer and a member of the Board, and Mr. Perez resigned from his position as President and Chief Executive Officer and as a member of the Board.

2)	Rebecca A. Roof, Chief Financial Officer (CFO)

Ms. Roof is a Managing Director of AlixPartners LLP. Ms. Roof held the position of Chief Financial Officer for the full year 2013. Pursuant to an agreement with Kodak, AP Services LLC, an affiliate of AlixPartners LLP, provided restructuring advisory services relating to our Chapter 11 proceedings. Our agreement with AP Services LLC includes fees for Ms. Roof's services. The rate charged for Ms. Roof’s services was $915 per hour effective January 1, 2013. Since Ms. Roof is not an employee of the Company, she does not participate in any of the compensation programs or employee benefits arrangements discussed herein.

3)	Brad W. Kruchten, President, Graphics, Entertainment and Commercial Films and Senior Vice President (SVP)

4)	Douglas J. Edwards, President, Digital Printing and Enterprise Services and Senior Vice President (SVP)

5)	Patrick M. Sheller, General Counsel, Secretary, Chief Administrative Officer and Senior Vice President (GC&SVP)

In addition, disclosures are included for the following former Named Executive Officer: Laura G. Quatela, President, Eastman Kodak Company, and President, Personalized Imaging. Ms. Quatela served as President, Personalized Imaging, until the sale of this business to the Kodak Pension Plan of the United Kingdom on September 1, 2013. Ms. Quatela was no longer a Section 16 Officer following the sale.

DETERMINING EXECUTIVE TARGET TOTAL DIRECT COMPENSATION

Overview
The Committee reviews the total direct compensation opportunity of each Named Executive Officer on an annual basis. In 2013, our executive compensation program consisted of: 1) base salary; 2) annual variable pay; 3) long-term equity-based compensation for our Named Executive Officers under their employment agreements; and 4) indirect compensation elements that include limited perquisites, retirement benefits, and severance protection. Our Named Executive Officers were also eligible to participate in the benefit plans and programs that are generally available to our employees. In the course of the Committee’s review of compensation, the Committee obtains input and recommendations from management.

Role of Compensation Consultant
To advise the Committee on our executive compensation plans, practices and awards, the Committee typically engages an independent compensation consultant. The consultant historically has attended Committee meetings on a regular basis to provide the Committee with market information and analysis of our executive compensation practices to ensure consistency with the Company’s executive compensation strategy and goals, and has provided insight on best practices in executive compensation and updates on market trends. The consultant does not provide any other services to the Company.

During 2013, the Committee engaged Frederic W. Cook & Co. as its independent compensation consultant and used the services of this consultant primarily in the first half of the year.

Use of Market Reference Data
Typically management has provided the Committee with market median reference data for each Named Executive Officer. The Committee uses national survey data to assess compensation. The Company has recently undergone and completed a restructuring process resulting in a portfolio of businesses that are in various stages of growth. In view of these variables, there are no similarly sized, domestically based peer companies that are readily identifiable for the purpose of benchmarking compensation data. The Committee believes that the national survey data provides a competitive frame of reference for compensation decisions because it offers a reasonable representation of the cost to hire and retain talent. The surveys referenced are from three independent external survey providers: the Towers Watson Executive

Compensation Survey, the Aon Hewitt Executive Compensation Survey and the Radford Technology Survey. The Committee does not review or have access to the names of the individual companies that participate in these surveys.

ELEMENTS OF TOTAL DIRECT COMPENSATION

Base Salaries
Base salaries provide a regular source of income to our Named Executive Officers.

The Committee typically reviews base salaries annually, but it does not automatically increase salaries. Rather, base salaries are adjusted only if deemed appropriate by the Committee, utilizing market data as a reference and in consideration of: 1) experience; 2) responsibilities; 3) the importance of the position relative to other senior management positions within the Company; 4) external relative scope or changes in the competitive marketplace; and 5) years since the last base salary change. Any change in base salary will affect an executive’s target opportunity under our annual variable pay plan, which is based on a percentage of base salary.

The market median base salary reference is used because it:

  Enables us to attract and retain high quality talent;

  Ensures that our executives receive competitive levels of fixed compensation, which protects against excessive risk taking that might be encouraged if salaries were set substantially below market rates;

  Ensures that fixed costs are reasonable and sustainable; and

  Historically, enables us to deliver the majority of compensation opportunity through variable, results-based incentives to ensure that realized pay is highly correlated with achievement of important performance goals and changes in shareholder value.

2013 Committee Discussion and Analysis Regarding Base Salaries
The Restructuring and Executive Compensation Committee determined it appropriate to freeze executive base salaries during the Chapter 11 proceedings absent a significant increase in job responsibilities. However, the Committee studied all positions included in the employment agreements that became effective upon emergence from the Chapter 11 proceedings with regard to competitiveness to the market median (based on the survey data described above). As a result, base salaries remained frozen in 2013 for Mr. Perez and Ms. Quatela and were increased for the following Named Executive Officers:

  Mr. Kruchten received an increase of 27.9% effective January 1, 2013 in recognition of his increased responsibilities as President, Graphics, Entertainment and Commercial Imaging, which brought his base salary to 94% of market median. Subsequently, as part of implementation of his new employment agreement in September 2013, and in recognition of the critical role that he holds and the need to retain him as a leader in the Company following emergence from bankruptcy, Mr. Kruchten received an additional increase of 3.3% effective September 4, 2013. This action brought his base salary to 96% of market median.

  Dr. Edwards received an increase of 13.4% effective January 1, 2013 in recognition of his increased responsibilities as President, Digital Printing and Enterprise Services, which brought his base salary to 101% of market median. Subsequently, as part of implementation of his new employment agreement in September 2013, and in recognition of the critical role that he holds and the need to retain him as a leader in the Company following emergence from bankruptcy, Dr. Edwards received an additional increase of 12.5% effective September 4, 2013. This action brought his base salary to 108.3% of market median. Given the importance of the Digital Printing and Enterprise Services product portfolio as Kodak seeks to grow as a technology company, the Committee determined that it was appropriate to set Dr. Edwards’ base salary at a level above market median.

  Mr. Sheller received an increase of 18.1% effective September 4, 2013 as part of implementation of his new employment agreement in September 2013, and in recognition of the critical role that he holds and the need to retain him as a key leader in the Company following emergence from bankruptcy. This increase brought his base salary to 100% of market median.

The Company’s agreement with AP Services LLC includes fees for Ms. Roof's services as our CFO. AlixPartners LLP directly compensates Ms. Roof; the Company does not maintain a separate compensation arrangement with Ms. Roof. Accordingly, the Committee does not determine Ms. Roof's compensation.

Consistent with current practice, the amount of Mr. Perez’s salary in excess of the $1,000,000 deductibility limit under Section 162(m) of the Internal Revenue Code (Code) was deferred.

Annual Variable Pay: Executive Compensation for Excellence and Leadership (EXCEL)
The Company provides an annual variable cash incentive opportunity to drive annual performance aligned to success in our business strategy, known as Executive Compensation for Excellence and Leadership (EXCEL). The Bankruptcy Court approved the participation of our Named Executive Officers in EXCEL for the 2013 performance year.

Executives participating in EXCEL are assigned a target opportunity expressed as a percentage of base salary. Payouts under EXCEL are based on a formula that represents results achieved against performance metrics. The Committee may not exercise positive discretion to increase the size of a Named Executive Officer’s award above the maximum award level established under the plan. The maximum award for any Named Executive Officer is the lesser of 10% of the EXCEL award pool (without discretion), or 500% of his or her prior year-end base salary, not to exceed $5 million.

Given the complexity of the Company’s Chapter 11 proceedings and the need to obtain support from creditor constituencies with respect to the 2013 EXCEL performance metrics, the Committee determined it necessary to continue to seek such support beyond the first 90 days of 2013. As such, the EXCEL program for 2013 did not meet all of the requirements to qualify as “performance-based” compensation under Section 162(m) of the Code.

EXCEL Target Opportunity
Our Named Executive Officers are assigned target opportunities under EXCEL based on a percentage of base salary.

2013 Committee Discussion and Analysis Regarding Target Leverage
For 2013, the Committee determined it appropriate to review the target leverage opportunities of the Named Executive Officers and to make adjustments only where necessary to align to market median (based on the survey data described above). As a result of this review, the Committee determined that target EXCEL opportunities would remain frozen in 2013 for Messrs. Perez and Kruchten, Dr. Edwards and Ms. Quatela. As part of the implementation of his new employment agreement in September 2013, the EXCEL opportunity for Mr. Sheller was reduced from 75% to 65% to better align to market median for his position (bringing his target leverage to 104% of market median).

The following table shows the 2013 full year EXCEL target opportunity as a percent of base salary for our Named Executive Officers:

Name	Base Salary	EXCEL % Target Opportunity	EXCEL $ Target Opportunity
A.M. Perez	$1,155,000	155%	$1,790,250
R.A. Roof(1)	See SCT	Not eligible	Not eligible
B.W. Kruchten	465,000	75%	348,750
D.J. Edwards	450,000	75%	337,500
P.M. Sheller	401,500	65%	260,975
Former Executives
L.G. Quatela	465,000	75%	348,750
(1) Ms. Roof is not an employee of the Company and is not eligible for EXCEL.

2013 EXCEL Design and Performance Results

Performance Metrics Design and Results
The Committee selected “Adjusted EBITDA (consolidated)” (Adjusted EBITDA) as the single performance metric for the 2013 EXCEL performance period. The full definition for the metric can be found following the Grants of Plan-Based Awards Table. The Adjusted EBITDA target included performance of all businesses of the Company, including the Document Imaging and Personalized Imaging businesses that were sold as part of the Chapter 11 process. The initial target for Adjusted EBITDA was based on a projected sale of the Document Imaging business by March 31, 2013, and the Personalized Imaging business by June 30, 2013. Because the actual date of sale of these businesses occurred later in the year than projected, the Adjusted EBITDA target was modified to reflect the actual sale dates of these businesses as allowed in the Company’s applicable financing arrangements. The resulting metric shown below was adjusted to account for the actual sale date of September 1, 2013 for both businesses.

In addition to the single performance metric, the Committee established performance gates such that any performance below these gates would result in no payment under the plan. The gates for 2013 were: 1) compliance with the financial covenants within the Company’s applicable financing agreements throughout 2013; and 2) Adjusted EBITDA of $228.3M, which represented 85% of the Company’s target Adjusted EBITDA for fiscal year 2013, as adjusted for the timing of the sale of Document Imaging and Personalized Imaging.

The financial targets and actual performance for the 2013 EXCEL performance period were as follows:

Excel Primary Performance Goals	Weight		Threshold	Target	Stretch	Result
Adjusted EBITDA (consolidated)	100%	Metric	$228.3M	$268.6M	$537.2M
		Payout Opportunity	60%	100%	200%
		Result				$302M
EXCEL earned award for Named Executive Officers						112.4%
EXCEL approved award for Named Executive Officers						112.4%

Committee Discussion and Analysis of Performance Metric and Goals

The Committee selected Adjusted EBITDA as the only metric for 2013 because it focuses on earnings from operational performance, including that of the two businesses (Document Imaging and Personalized Imaging) that were sold in the Chapter 11 process. The definition of this metric is consistent with the Company’s applicable financing agreements in order to align management incentives with the Company’s financial covenants. The Committee established the target for this metric consistent with the business plan presented by the Company to the creditor constituency in the Chapter 11 proceedings. The threshold for an earned payment was established at $7M above the minimum Adjusted EBITDA covenant calculated to include January plan performance to ensure full year performance above the minimum level required by the covenant. The resulting payout slope was much steeper below target performance than above target performance. In addition to the single metric, the Committee established a gate for minimum consolidated Adjusted EBITDA and minimum U.S. liquidity to ensure that no award would be earned absent compliance with the financial covenants in the Company’s applicable financing agreements. The Company obtained the support of creditor constituents in the bankruptcy process in developing the performance metric for the 2013 performance period.

Committee Discussion and Analysis of 2013 Named Executive Officer Awards

Overall Award Pool
In determining the percentage payout earned under EXCEL for our Named Executive Officers, the Committee first considered whether the minimum performance gates had been achieved. Specifically, the Committee confirmed that the $228.3 million Adjusted EBITDA requirement had been exceeded and that the financial covenants within the applicable financing agreement had been met and exceeded. Next, the Committee considered the actual financial performance for the Company of $302M in Adjusted EBITDA, which resulted in a payout percentage of 112.4%. Based on this review, the Committee approved a payout level of 112.4% of the target level for the 2013 performance period.

Awards for Named Executive Officers
After a review of each Named Executive Officer’s individual performance, particularly related to their contributions towards achieving the goals of the Chapter 11 reorganization process, the Committee determined that their individual awards should be consistent with the overall award pool, without further adjustments. Sixty percent (60%) of the total amount of the awards will be paid in April 2014 and the remaining forty percent (40%) is fully vested and payable in December 2014.

With respect to the award for Mr. Perez, the Committee considered his leadership throughout the Chapter 11 process, including the Company’s emergence on September 3, 2013. The Committee considered Mr. Perez's focus on securing customer and partner relationships; leadership of the asset sale process; successful negotiations to settle and eliminate large legacy liabilities; completion of two refinancing arrangements; and transition of responsibilities to the new Chairman and Board. In addition, the Committee considered Mr. Perez's performance resulting in strategic and operational balance to maintain profitable revenue and overall liquidity.

In considering the award for Mr. Kruchten, the Committee considered the results for his leadership of the Graphics, Entertainment and Commercial Films business, including the successful launch and stabilization of certain products and technologies; his focus on overall operational and manufacturing productivity improvements; year-over-year margin improvement in Entertainment and Commercial Films; and his significant role in the asset sales and settlement of liabilities in the Chapter 11 process that were a critical component of the Company’s ability to emerge from Chapter 11 protection.

With respect to Dr. Edwards, the Committee determined his award based on results in his leadership of the Digital Printing and Enterprise Services business, including year-over-year improvement in EBITDA before corporate costs; progress in driving various partnership models; technology productivity and reliability improvements; and successful management of key retailer relationships.

Mr. Sheller's leadership in his three corporate roles as General Counsel, Chief Administrative Officer and Secretary were considered in determining his award. The Committee considered Mr. Sheller's performance in leading the Chapter 11 legal processes through communications with several diverse constituencies; managing the transition to the post-emergence Board; oversight of several key components of the asset sales; and leadership in the stabilization of overall Company governance and employee issues beyond emergence.

With respect to Ms. Quatela, the Committee looked to her leadership in the Personalized Imaging and Document Imaging businesses, leading to the completion of the successful sale of these businesses, which was a fundamental component of the Company’s Plan of Reorganization, and her ongoing support in transitioning these businesses.

Ms. Roof was not considered for and did not receive an EXCEL award as she is not a participant in our EXCEL program.

2011-2012 Performance Cash Program
Under the terms of the Company’s former Omnibus Long-Term Incentive Plan, the Committee established a performance cash program to commence in 2011 and continue through 2012. The 2011-2012 Performance Cash program was established with two one-year performance periods, followed by a vesting period of one year, to ensure a total earn-out period of three years. The terms of the program and the basis on which metrics were established were disclosed in the Company’s Forms 10-K/A filed April 27, 2012 and April 22, 2013.

The 2011 performance goal and result were disclosed in the Company’s Form 10-K/A filed April 27, 2012. The performance threshold for 2011 was not met, resulting in a certification of 0% for the 2011 performance period. The 2012 performance goal and result were disclosed in the Company’s Form 10-K/A filed April 22, 2013. The performance threshold for 2012 was met, and overall performance resulted in a 150% payout opportunity for the 2012 performance period. Total performance for the 2011 and 2012 performance periods resulted in a total payout at 75% of target. These payments vested on December 31, 2013.

2013 Long-Term Incentive Compensation
Long term incentives, mainly in the form of equity, have historically been a significant part of our compensation program for our Named Executive Officers. The objectives of this element of compensation are to: (i) align executive compensation with shareholder interest; (ii) create incentives for executive retention; (iii) encourage long-term performance; and (iv) promote stock ownership.

The Company did not issue long-term incentive awards to its executives in 2013 due to the ongoing bankruptcy proceedings. However, as approved under the Plan of Reorganization, Messrs. Perez, Kruchten and Sheller and Dr. Edwards along with certain other Company executives in leadership roles, received an equity grant in the form of Restricted Stock Units (RSUs) upon emergence from Chapter 11 under the 2013 Eastman Kodak Company Omnibus Plan as described in their individual employment agreements. In setting the amount of equity to be awarded to each Named Executive Officer, the Committee determined that the grant should be valued at 20% of the Named Executive Officer’s Total Direct Compensation, based upon the intent to place one-year Total Direct Compensation at the 75th percentile of market Total Direct Compensation. Mr. Perez’s RSU grant vests one-third upon the grant date, one-third upon the first anniversary of the grant date, and one-third upon the achievement of performance metrics determined by the Committee, if and as certified by the Committee. The vesting schedule of Mr. Perez’s RSUs derives from the scheduled term of his employment agreement, which is one year. The RSU grants for Messrs. Kruchten and Sheller and Dr. Edwards vest one-third upon the first, second and third anniversary of the grant date. The vesting schedule of the RSUs for these Named Executive Officers derives from the term of their respective employment agreements, which is three years.

One-Time Special Incentive for Mr. Perez
Under the terms of his management agreement effective September 3, 2013, which was approved as part of the Plan of Reorganization, Mr. Perez is eligible to receive a performance-based payment in an amount up to $2 million, based upon the satisfaction of certain performance metrics as determined by the Committee. The performance metrics focus on achievements with respect to key customer and contractual arrangements in the Company’s Commercial Imaging businesses by December 31, 2014. In identifying these metrics, the Committee determined that these customer and contractual arrangements were critical indicators of the performance of the Company’s Commercial Imaging businesses.

One-Time Special Incentive Agreement for Ms. Quatela
Effective September 3, 2013, the Company entered into a one-time special transition incentive agreement with Ms. Quatela pertaining to the successful sale of our Document Imaging and Personalized Imaging businesses to the Kodak Pension Plan of the United Kingdom, which was a necessary component in the Company’s ability to emerge from Chapter 11. The Committee reviewed and approved this agreement, and it was approved as part of the Company’s Plan of Reorganization in the Chapter 11 process. The performance criteria under the agreement focused on the successful closing of the asset sale agreement as staged in various jurisdictions throughout the world, the transition of key customers in these businesses to the new owner, and the development and implementation of the organizational structure to support deferred close country operations. Subject to achievement of these performance goals within the performance period, Ms. Quatela was eligible to earn an award of $813,750.

Committee Discussion and Analysis on Goal and Metric Selection and Award Determination
The Committee intended for Ms. Quatela’s agreement to incent her to complete a timely sale of the Document Imaging and Personalized Imaging businesses, which was critical to the Company’s ability to emerge from Chapter 11, and to incent Ms. Quatela to continue to fulfill steps necessary for full implementation of the transfer of the businesses to the new owner. The target/maximum payout opportunity was established to provide Ms. Quatela an opportunity to earn total compensation in line with her Total Target Cash Compensation for 2013. The Committee approved the payment in full based upon Ms. Quatela’s successful performance in all of the criteria under the agreement. The award is included in the Grant of Plan Based Awards Table.

RISK MITIGATING POLICIES

Policy on Recoupment of Executive Incentive Payments in the Event of Certain Restatements
The Board has a policy requiring the recoupment of bonuses paid to Named Executive Officers upon certain financial restatements. Under the policy, which is posted on our website at http://ek.client.shareholder.com/supporting.cfm, we require reimbursement of a certain portion of any amounts paid to a Named Executive Officer under EXCEL when:

  The payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;

  In the Board’s view, the officer engaged in fraud or misconduct that caused the need for the restatement; and

  A lower payment would have been made to the officer based upon the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the Named Executive Officer’s annual incentive payment for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Committee Discussion of Risk in Goal and Metric Selection
The Committee considers risk management in all decisions related to executive compensation, and the Committee’s independent consultant has historically advised the Committee and management on the degree to which individual components and the program as a whole may influence the manner in which executives are encouraged or discouraged from taking risk. In establishing the metric selection, metric definitions, performance thresholds, targets and payout curves for our incentive-based compensation, the Committee considers how to appropriately balance risk with the achievement of shareholder objectives. Throughout 2013, the Restructuring and Executive Compensation Committee considered risks associated with key compensation decisions, as did the new Committee following emergence from Chapter 11.

OTHER POLICIES

Policy on Qualifying Compensation
When designing all aspects of compensation, we consider the deductibility of executive compensation under Section 162(m) of the Code. Section 162(m) provides that deductions are capped at compensation of $1 million paid to Covered Employees (as defined in Section 162(m)), other than compensation that is “performance-based.” EXCEL and our long-term incentive program are typically designed in a manner intended to so qualify. However, these programs were not intended to qualify as “performance-based” compensation in 2013 since, as discussed above, with respect to the EXCEL metrics, the bankruptcy process necessitated collaboration with creditor constituents beyond the 90 day period required for Section 162(m) qualification, and no long-term incentive equity was granted in 2013. While these plans and programs typically are designed to operate in a manner that is intended to qualify as “performance-based” under Section 162(m), the Committee may administer the plans in a manner that does not satisfy the requirements of Section 162(m) in order to achieve a result that the Committee determines to be appropriate.

Ms. Quatela’s special incentive plan was designed in a manner intended to satisfy the requirements for “performance-based” compensation under Section 162(m).

Generally, whether compensation will be deductible under Section 162(m) will be an important, but not a decisive, factor with respect to the Committee’s decisions.

OTHER COMPENSATION ELEMENTS

Retirement Plans
The Company offers a tax-qualified defined benefit plan, comprised of a cash balance component and a traditional defined benefit component (KRIP), and a tax-qualified 401(k) defined contribution plan (SIP), which cover all U.S. employees. Our tax-qualified retirement plans are designed and intended to attract and retain employees.

Until September 3, 2013, the Company provided non-qualified retirement benefits to our employees, including the Named Executive Officers, under the Kodak Unfunded Retirement Income Plan (KURIP) and the Kodak Excess Retirement Income Plan (KERIP). KURIP and KERIP were unfunded retirement plans designed to provide our employees with pension benefits that (1) made up for the Internal Revenue Code’s limitations on allocations and benefits that may be paid under KRIP and SIP, and (2) recognize deferred compensation that is ignored when calculating benefits under KRIP and SIP. None of our Named Executive Officers had an accumulated benefit under KERIP. The details of KRIP and KURIP are described in the Pension Benefits Table.

Upon the commencement of the Company’s Chapter 11 proceedings in January 2012, pre-petition balances under KURIP and KERIP were frozen. The plans continued to earn benefits after the filing date. Any individuals holding pre-petition balances under those plans were entitled to file an unsecured claim in the bankruptcy proceedings to seek recovery of their balances, and those claims were satisfied in a manner consistent with all other similarly situated general unsecured creditors, with a distribution of equity following emergence from bankruptcy. KURIP and KERIP were terminated upon the Company’s emergence from bankruptcy. KURIP benefits earned after the filing date and prior to emergence were frozen and are payable as a lump sum upon the employee’s termination of employment with the Company (less applicable withholding and subject to compliance with Code Section 409A).

Individual Supplemental Retirement Arrangements
At the time of his hire, the Company entered into an individual letter agreement with Mr. Perez to provide additional retirement benefits beyond those available under our tax-qualified retirement plans and non-qualified retirement plans. This agreement provided eligibility for the traditional benefit component of KRIP and KURIP and for additional years of service in calculating those benefits. A supplemental individual retirement arrangement was necessary to recruit Mr. Perez. The benefits provided to Mr. Perez under his individual retirement arrangement are described in the section entitled Individual Supplemental Retirement Arrangements.

Upon the Company’s emergence from bankruptcy, Mr. Perez’s original letter agreement was terminated and benefits earned prior to the filing date were settled by a distribution of equity in a manner consistent with other similarly situated general unsecured creditors. Benefits earned after the filing date and prior to emergence were frozen and are payable as a lump sum upon Mr. Perez’s termination of employment with the Company (less applicable withholding and subject to compliance with Code Section 409A).

Deferred Compensation Plan
The Company formerly maintained a non-qualified deferred compensation plan for our executives, known as the Eastman Kodak Company 1982 Executive Deferred Compensation Plan (EDCP). In 2009, the Committee froze the receipt of new monies into this plan indefinitely due to the plan’s administrative costs and low utilization. Upon filing for bankruptcy in January 2012, EDCP accounts were frozen and no additional interest was earned. The Company did not assume the plan upon emergence from Chapter 11, and it therefore has been terminated. All existing account balances under EDCP became an unsecured claim in the bankruptcy proceedings.

Perquisites
The Company provides certain perquisites for our Named Executive Officers. The perquisites are reviewed periodically and are provided to ensure the personal security of senior executives, to maximize an executive's time spent on Company business or to attract and retain senior executives.

In 2013, Mr. Perez was the only Named Executive Officer who received perquisites. In order to ensure his personal safety and maximize time spent on Company business, the Company provided home security services and personal IT services for Mr. Perez. The value of these perquisites is included in the All Other Compensation column of the Summary Compensation Table.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Severance Arrangements
The Committee believes that it is important to provide our senior management some measure of financial security in the event their employment is terminated without cause, because of their responsibility for the success of the Company and the execution of the Company’s strategic plan. However, while the Company operated in Chapter 11, any severance payments were managed in compliance with the provisions of the Bankruptcy Code, irrespective of any letter agreements or severance guidelines. Under these provisions, our Named Executive Officers could receive only limited severance amounts under plans applicable to employees generally.

Effective September 3, 2013, as part of the management agreements approved under the Plan of Reorganization, the Company entered into an individual severance arrangement with each Named Executive Officer other than Mmes. Roof and Quatela. These arrangements are designed to serve as a retention tool and to provide incentive for the Named Executive Officers to focus on the best interests of stockholders in connection with the transformational components of the Company’s strategic plan given that, in certain instances, an executive’s successful completion of his or her responsibilities may result in the elimination of his or her job. These arrangements also provide an incentive for the Named Executive Officers to sign a release of claims against the Company, to refrain from competing with the Company and to cooperate with the Company both before and after their employment is terminated.

At the time that Mr. Perez commenced employment with the Company, an individual letter agreement dated March 3, 2003 was established to provide him with severance and other benefits. Upon the Company’s emergence from bankruptcy, this letter agreement, as amended, was terminated and any remaining entitlements thereunder were settled in the form of an unsecured claim, consistent with the treatment of other general unsecured creditors.

The 2013 individual severance arrangements established for Messrs. Sheller and Kruchten and Dr. Edwards provide severance benefits in the event the Named Executive Officer’s employment is terminated by the Company without “cause” or if he terminates for “good reason.” The definitions of “cause” and “good reason” as applicable to the severance arrangements are set forth in the section entitled Individual Severance Agreements. Under his 2013 management agreement, Mr. Perez is entitled to certain termination benefits as more fully described in the section entitled Individual Termination Benefits.

When approving any letter agreement for employment or retention, the Committee focuses on the reasons for which severance may be triggered relative to the Named Executive Officer’s position and responsibilities. Ms. Quatela’s severance arrangement is provided in accordance with the Company plans applicable to employees generally. Ms. Roof is not eligible for severance benefits under any Company plans. For additional information regarding the potential severance benefits payable to our Named Executive Officers under various circumstances, see the description preceding the Severance Payments Table.

Change in Control Arrangements
The Company first adopted an Executive Protection Plan in 1992, which provided for enhanced change in control severance benefits for executives, including our Named Executive Officers other than Ms. Roof, to reduce any reluctance on their part to support potential change in control transactions that may be in the best interest of shareholders and to promote their continued employment and dedication without distraction. The terms of the Executive Protection Plan are described in the section entitled Executive Protection Plan. Upon the Company’s emergence from bankruptcy, the Executive Protection Plan was terminated.

Certain of our other employee benefit and compensation plans also provided enhanced benefits to our Named Executive Officers other than Ms. Roof, as well as other U.S. employees, after a change in control. These benefits were designed to protect covered employees against the possible loss of certain benefits after a change in control. The terms of the Executive Protection Plan and the treatment of any benefits after a change in control under the Company’s welfare plans, deferred compensation plan, EXCEL and equity incentive plans are more fully described prior to the Severance Payments Table. Upon the Company’s emergence from bankruptcy, these enhanced benefits were eliminated.

SATISFACTION OF UNSECURED CLAIMS AND CANCELLATION OF EQUITY
As discussed throughout this Compensation Discussion and Analysis and the tables that follow, certain compensation plans, programs and agreements were terminated or expunged as part of the Company’s restructuring process under the Chapter 11 proceedings. In those cases where our Named Executive Officers were entitled to benefits under such arrangements, their benefits were converted to a general unsecured claim, which was satisfied following emergence from bankruptcy in the form of an equity distribution, consistent with treatment of all other similarly situated general unsecured creditors, in a gross pre-tax amount that was approximately 6% of the value of the claim. In addition, all common stock of the Company that was outstanding prior to the emergence date of September 3, 2013 was cancelled on emergence from bankruptcy. To the extent any of our executives, including our Named Executive Officers, held stock of the Company as of that date, it was cancelled, and no consideration was provided for this lost value.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation of each of our Named Executive Officers for 2011, 2012 and 2013.

							Change in
							Pension
							Value and Non-
Name and						Non-Equity	qualified
Principal				Stock	Option	Incentive Plan	Deferred Comp.	All Other
Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Comp.(4)	Earnings(5)	Comp.(6)	Total
A.M. Perez President & CEO	2013	$1,150,976	-	$2,245,310	-	$3,314,316	$725,402	$9,143	$7,445,147
	2012	1,149,421	-	-	-	2,148,300	2,014,817	159,711	5,472,249
	2011	1,115,140	-	3,083,185	1,355,005	0	1,311,499	115,285	6,980,114
R.A. Roof CFO	2013	2,231,957	N/A	N/A	N/A	N/A	N/A	N/A	2,231,957
	2012	800,726	N/A	N/A	N/A	N/A	N/A	N/A	800,726
B.W. Kruchten SVP	2013	448,484	-	390,875	-	547,695	0	-	1,387,054
D.J. Edwards SVP	2013	410,606	-	384,667	-	519,975	7,926	7,548	1,330,722
	2012	351,570	-	-	-	254,016	26,355	18,349	650,290
P.M. Sheller GC & SVP	2013	356,022	-	299,584	-	313,944	0	-	969,549
	2012	336,516	-	-	-	306,000	908,864	15,026	1,566,406
Laura Quatela, Former President, EKC and Personalized Imaging	2013	463,380	-	-	-	1,363,245	25,481	7,350	1,859,456
	2012	463,380	-	-	-	418,500	38,227	82,306	1,002,413
	2011	403,877	-	562,409	208,003	0	39,546	7,825	1,221,660

(1) This column reports the base salary paid to each of our Named Executive Officers. Ms. Roof, a Managing Director of AlixPartners LLP, has served as our CFO since September 10, 2012. Ms. Roof's services are provided pursuant to an agreement between Kodak and AP Services LLC, an affiliate of AlixPartners LLP. We do not compensate Ms. Roof directly. Rather, Ms. Roof is compensated directly by AlixPartners LLP. Under our agreement with AP Services LLC, we incurred $2,231,957 in 2013 for Ms. Roof's services. Ms. Roof billed 2,156.2 hours at $915 per hour plus 303.5 hours travel time at $475.50 per hour. AP Services LLC was also reimbursed in the amount of $120,182 to account for Ms. Roof’s travel expenses. See the section entitled Base Salaries for a complete discussion and analysis of base salary levels. Dr. Edwards’ base salary increased from 2012 as a result of a salary increase that he received effective January 1, 2013 and a subsequent increase effective September 4, 2013 (as part of his management agreement). Mr. Sheller’s base salary increased from 2012 as a result of a salary increase effective September 4, 2013 (as part of his management agreement).

(2) With respect to the 2013 stock awards, this column reports the grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture for the restricted stock units (RSUs). The RSUs were granted upon emergence from bankruptcy and the fair value is based on the assumptions used in determining the fair value of our common stock upon emergence, as disclosed in Note 3 to the Company’s audited financial statements for fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2014. Based upon these assumptions, the grant date fair value of each RSU is $14.11. The actual number of RSUs granted to the NEOs was based on an initial emergence stock price of $11.94 as determined as part of the Plan of Reorganization.

(3) This column reports the grant date fair value (as calculated for financial reporting purposes), without any reduction for risk or forfeiture, for all stock option awards granted during each year reported. No stock options were granted during 2013. The assumptions used to calculate the grant date fair value of stock options granted in 2011 are included in the table below.

	Named
	Executive	Grant Date		Expected		Expected
	Officers	Fair Value of	Risk-Free	Option	Expected	Dividend
	Receiving	Award	Rate	Life	Volatility	Yield
Grant Date	Award	($)	(%)	(years)	(%)	(%)
1/24/2011	L.G. Quatela	2.94	2.40	6	59.08	0.00
2/28/2011	A.M. Perez	1.92	2.48	6	59.15	0.00
2/28/2011	L.G. Quatela	1.92	2.48	6	59.15	0.00

(4) The amounts in this column reflect payments under EXCEL for performance in 2013, 2012 and 2011. See the Grants of Plan-Based Awards Table for the potential payouts for fiscal year 2013 for each Named Executive Officer, which depend on performance. For a description of the performance criteria, see “2013 EXCEL Design and Performance Results” under “Compensation Discussion and Analysis of Performance Metrics and Goals”. In addition, for 2013, this column reflects payments earned under the 2011-2012 Performance Cash Program as described under the Elements of Total Direct Compensation. Final performance under the Performance Cash Program resulted in a payout at 75% of target, which vested on December 31, 2013. For Ms. Quatela, this column also includes the payout earned for her one-time Special Incentive Agreement (described in the Compensation Discussion and Analysis of 2013 Named Executive Officer Awards).

(5) This column reports the aggregate change in the present value of the Named Executive Officer's accumulated benefits under KRIP, KURIP and supplemental individual retirement arrangements, to the extent a Named Executive Officer participates, without recognition of any equity received in satisfaction of a general unsecured claim in the bankruptcy proceedings. The determination of the Change in Pension Value is highly dependent upon the discount rate and/or interest rate utilized, which may change based on the interest rate environment, thereby impacting the reported Change in Pension Value from year to year. Significant portions of the Pension Values for 2012 and prior years were settled following the Company’s emergence from bankruptcy, in the form of an equity distribution of approximately 6% (pre-tax) of the value of the claim, consistent with the treatment of other general unsecured creditors. This column also includes the estimated above-market interest, if any, earned on deferred compensation balances during the year. In 2013, deferred compensation accounts were frozen (as part of the bankruptcy proceedings) with the exception of Mr. Perez’s deferral of base salary in excess of $1,000,000. This account continued to earn above-market interest. All deferred compensation account balances were also settled upon the Company’s emergence from bankruptcy except for Mr. Perez’s post-petition base salary deferral in excess of $1,000,000. The breakdown of these figures is shown in the table below. Additional details about the settlement upon the Company’s emergence from bankruptcy are described under the Pension Benefits Table.

	2011			2012			2013
	Change in	Above-		Change in	Above-		Change in	Above-
	Pension	Market	Total	Pension	Market	Total	Pension	Market
Name	Value	Interest(a)	Value	Value	Interest(a)	Value	Value(b)	Interest(a)	Total Value
A.M. Perez	$1,311,441	$58	$1,311,499	$2,008,425	$6,392	$2,014,817	$718,231	$7,171	$725,402
R.A. Roof	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
B. W. Kruchten	—	—	—	—	—	—	0	0	0
D.J. Edwards	—	—	—	26,355	0	26,355	7,926	0	7,926
P.M. Sheller	—	—	—	908,864	0	908,864	0	0	0
L.G. Quatela	39,543	3	39,546	37,901	326	38,117	25,481	0	25,481

(a) A Named Executive Officer's deferral account balances are credited with interest at the "prime rate" as reported in the Wall Street Journal, compounded monthly. Above-market interest is calculated as the difference between the prime rate and 120% of the Applicable Federal Rate (AFR) for the corresponding month. Payment of any above-market interest was subject to the Chapter 11 proceedings.

(b) The primary actuarial assumption changes used to calculate Pension Values were an increase in the discount rate as well as an increase in the lump sum interest rate. As a result of the freeze of post-petition non-qualified benefits upon the Company’s emergence from bankruptcy on September 3, 2013, the accrued benefit for each eligible individual was calculated as of the emergence date and payable as a lump sum; however, this lump sum is not adjusted for interest due to deferral of payment, producing a lower present value for individuals with an assumed deferred payment. Because Mr. Perez is beyond age 65, his benefits are payable as a lump sum; the change in discount rate and the non-qualified benefit freeze therefore have no impact on his value for 2013. His Pension Value increased from 2012 to 2013 primarily due to additional pay and service earned on his post-petition non-qualified benefits. The Pension Values for Ms. Quatela and Dr. Edwards are driven primarily by their respective cash balance accrual under KRIP for a full year of service in 2013 and under KURIP for service through the emergence date, offset by a decrease in present value due to the loss of previously assumed future interest credits on their frozen KURIP benefits. Mr. Kruchten had a negative Pension Value of ($37,092) for 2013 due to the increase in discount rate and lump sum rate, which more than offset his accruals under KRIP and KURIP due to additional pay and service. Mr. Sheller had a negative Pension Value of ($710,976) for 2013 which was driven by a decrease in his assumed final average pay due to his frozen KURIP benefit and an increase in the discount rate and the lump sum rate, the combination of which more than offset his normal accruals under KRIP and KURIP.

(6) The table below shows the components of the All Other Compensation column for 2013:

	401(K)
Name	Match	Other(a)	Total
A.M. Perez	$0	$9,143	$9,143
R.A. Roof	N/A	N/A	N/A
B. W. Kruchten	-	0	0
D.J. Edwards	7,548	0	7,548
P.M. Sheller	-	0	0
L.G. Quatela	7,350	0	7,350

(a) Mr. Perez’s Other compensation includes $4,301 for his home security system and $4,842 for personal IT support. While Mr. Perez’s individual arrangement dated March 3, 2003, as amended, provided for an annual reimbursement of up to $7,000 for the cost of financial planning services, no reimbursement was made as a result of the termination of the letter agreement and settlement of all entitlements thereunder following the Company’s emergence from bankruptcy.

EMPLOYMENT AND RETENTION ARRANGEMENTS

The material terms of employment and retention arrangements that Named Executive Officers have with the Company are described below. The levels of salary, annual variable incentive compensation and long-term incentive compensation, as well as the material considerations that the Committee takes into account in establishing target levels for each of these elements, are described in the Compensation Discussion and Analysis.

Each Named Executive Officer except Ms. Roof has an individual employment arrangement with the Company as a result of the management agreements that were approved as part of the Company’s emergence from Chapter 11 proceedings.

Antonio M. Perez
Kodak employed Mr. Perez as President and Chief Operating Officer under a letter agreement dated March 3, 2003. This agreement was subsequently amended on February 27, 2007, December 9, 2008, April 29, 2009 and September 28, 2009. In addition, by letter dated May 10, 2005, the Board elected Mr. Perez as Chief Executive Officer, effective immediately, and Chairman of the Board, effective December 31, 2005. Upon the Company’s emergence from bankruptcy, this letter agreement, as amended, was terminated and all entitlements thereunder were settled in accordance with the unsecured claims process in the bankruptcy, consistent with the treatment of other general unsecured creditors.

The Company entered into a new letter agreement with Mr. Perez effective September 3, 2013, with a scheduled term ending September 3, 2014. Under this letter agreement, Mr. Perez was eligible for the following in 2013:

  An annual base salary of $1.155 million;

  Participation in the Company’s EXCEL Plan;

  An emergence equity grant in the form of RSUs, which vest one-third on the grant date, on the anniversary of the grant date and upon achievement of performance metrics if and as certified by the Committee;

  A performance based payment in an amount up to $2 million based upon the achievement of certain metrics to be completed by the end of 2014;

  A payment of $1 million in each of the two years following termination from employment, in consideration of a non-compete agreement by Mr. Perez; and

  All benefit plans, policies and arrangements that are provided to employees generally.

Brad W. Kruchten
The Company entered into a letter agreement with Mr. Kruchten effective September 3, 2013, recognizing his position as President, Graphics, Entertainment and Commercial Film. The scheduled term of Mr. Kruchten’s agreement runs to September 3, 2016. Under this letter agreement, Mr. Kruchten was eligible for the following in 2013:

  An annual base salary of $465,000 (effective September 4, 2013);

  Participation in the Company’s EXCEL Plan and annual long-term incentive program;

  An emergence equity grant in the form of RSUs, which vest in one-third increments on the first, second and third anniversaries of the grant date;

  All benefit plans, policies and arrangements that are provided to employees generally; and

  Certain severance benefits as described in the section entitled Individual Severance Arrangements.

Douglas J. Edwards
The Company entered into a letter agreement with Dr. Edwards effective September 3, 2013, recognizing his position as President, Digital Printing and Enterprise. The scheduled term of Dr. Edward’s agreement runs to September 3, 2016. Under this letter agreement, Dr. Edwards was eligible for the following in 2013:

  An annual base salary of $450,000 (effective September 4, 2013);

  Participation in the Company’s EXCEL Plan and annual long-term incentive program;

  An emergence equity grant in the form of RSUs, which vest in one-third increments on the first, second and third anniversaries of the grant date;

  All benefit plans, policies and arrangements that are provided to employees generally; and

  Certain severance benefits as described in the section entitled Individual Severance Arrangements.

Patrick M. Sheller
The Company entered into a letter agreement with Mr. Sheller effective September 3, 2013, recognizing his position as General Counsel, Secretary, and Chief Administrative Officer. The scheduled term of Mr. Sheller’s agreement runs to September 3, 2016. Under this letter agreement, Mr. Sheller was eligible for the following in 2013:

  An annual base salary of $401,500 (effective September 4, 2013);

  Participation in the Company’s EXCEL and annual long-term incentive program;

  An emergence equity grant in the form of RSUs, which vest in one-third increments on the first, second and third anniversaries of the grant date;

  All benefit plans, policies and arrangements that are provided to employees generally; and

  Certain severance benefits as described in the section entitled Individual Severance Arrangements.

Laura G. Quatela
The Company entered into a letter agreement with Ms. Quatela effective September 3, 2013, recognizing her position as President, Eastman Kodak Company. Under this letter agreement, Ms. Quatela was eligible for the following in 2013:

  An annual base salary of $465,000;

  Participation in the Company’s EXCEL Plan;

  A special transition incentive plan; and

  All benefit plans, policies and arrangements that are provided to employees generally.

GRANTS OF PLAN-BASED AWARDS TABLE

The compensation included in the following table is our annual variable pay plan (EXCEL) and the equity granted under our 2013 Omnibus Long-Term Incentive Plan, pursuant to the terms of the September 2013 employment agreements of our Named Executive Officers.

			Estimated Future Payouts Under
			Non-Equity Incentive Plan
			Awards(1)
	Award	Grant	Target	Max.	All Other stock	Grant Date Fair Value
Name	Description	Date	($)	($)(2)	Awards or Units (#)	of Stock Awards ($)(3)
A.M. Perez	EXCEL	—	$1,790,250	$5,000,000
	2013 RSU	9/3/13			159,129	$2,245,310
	Special
	Incentive Award	—	2,000,000 (4)	2,000,000
R.A. Roof (5)	NONE	N/A	N/A	N/A	N/A	N/A
B.W. Kruchten	EXCEL	—	348,750	1,758,500
	2013 RSU	9/3/13			27,702	390,875
D.J. Edwards	EXCEL	—	337,500	1,764,000
	2013 RSU	9/3/13			27,262	384,667
P.M. Sheller	EXCEL	—	260,975	1,700,000
	2013 RSU	9/3/13			21,232	299,584

L.G. Quatela	EXCEL	—	348,750
	Special
	Incentive Plan	—	813,750	813,750	—	—

(1) The amounts shown for the "target" and "maximum" levels represent the possible payouts for 2013 under EXCEL. There is no "threshold" level for EXCEL as the potential payouts can range from zero to the maximum amount allowable under the plan based on performance.

(2) The maximum amounts for EXCEL represent the maximum payout permitted under the EXCEL Plan in accordance with the formula established under the Plan. The maximum EXCEL payout for Covered Employees is the lesser of: (i) 10% of the corporate funding pool determined in accordance with performance against pre-established performance targets; (ii) 500% of a Covered Employee's annual base salary as of December 31, 2012; or (iii) $5 million. The maximum amount shown for EXCEL is the lesser of 500% of annual base salary or $5 million since the amount representing 10% of the corporate funding pool is not determinable as of the beginning of the year.

(3) The amounts shown represent the grant date fair value of $14.11, which is based on the assumptions used at emergence from bankruptcy in determining the fair value of our common stock as disclosed in Note 3 to the Company’s audited financial statements for fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2014. The actual number of RSUs granted was based on an initial emergence stock price of $11.94 as determined as part of the Plan of Reorganization.

(4) Under his management agreement, Mr. Perez is eligible for a special incentive award in an amount up to $2 million provided that he satisfies certain performance metrics as determined by the Committee.

(5) Ms. Roof is not eligible for participation in the EXCEL Plan or any other plan-based awards.

EXCEL: Definitions of Metrics
Metric	Definition
Adjusted EBITDA as defined by the applicable financing arrangement	For any period, Consolidated Net Income for such period, plus without duplication and to the extent deducted in determining Consolidated Net Income, the sum of: (a) interest expense for such period, (b) income tax expense for such period, (c) depreciation expense for such period, (d) amortization expense (including with respect to intangibles) for such period, (e) deferred financing fees (and any write-offs thereof) for such period, (f) (i) any extraordinary expenses or losses during such period and (ii) any nonrecurring expenses or losses during such period not to exceed for purposes of sub-clause (ii) (x) the lesser of $3,000,000 and 2.00% of Adjusted EBITDA (without giving effect to this clause (f)) multiplied by (y) a fraction equal to the number of calendar months then elapsed (beginning with the month ended January 31, 2013) divided by eight (8), (g) any loss or expense from discontinued operations or discontinued business lines and loss or expense on disposal of discontinued operations or discontinued business lines during such period, (h) any non-cash charges or expenses, including, in respect of (A) any pre-petition obligations, liabilities or claims or (B) asset write-offs or write-downs; provided, that to the extent any such non-cash charges represent an accrual or reserve for potential cash items in any future period, any cash payment made in respect thereof in a future period shall be subtracted from Adjusted EBITDA for such future period to such extent, (i) pension, equity awards, other post-employment benefits expense during such period and any non-cash compensation expense realized during such period from grants of stock appreciation rights or similar rights, stock options or other rights to directors, officers or employees, (j) any non-cash loss on foreign exchange during such period, (k) fees, costs and expenses (including (i) fees, costs and expenses related to legal, financial and other advisors, auditors and accountants, (ii) printer costs and expenses, (iii) SEC and other filing fees and (iv) underwriting, arrangement, syndication, backstop and placement premiums, discounts, fees, charges and expenses) incurred during such period in connection with the Cases, obtaining confirmation and effectiveness of a Reorganization Plan, negotiation and funding of this Agreement and the other Load Document and, in each case, any transaction (including any financing or disposition) or litigation related thereto, in each case, regardless of whether initially incurred by the Company or paid by the Company to reimburse others for such fees, costs and expenses, (l) any non-cash loss relating to Hedge Agreements permitted under this Agreement (including any non-cash ASC 815 loss) during such period, (m) corporate restructuring charges (including retention, severance, contract termination costs, plant closure or consolidation costs, employee relocation and business optimization expenses) incurred during such period, and (n) any cash expenses or losses funded during such period with payments from assets of the Kodak Retirement Income Plan as in effect on the Petition Date. Minus, without duplication and to the extent included determining Consolidated Net Income: (i) interest income for such period, (ii) revenues from IP licensing transactions effected in connection with IP Settlement Agreements during such period, (iii) pension and other post-employment benefits income and credit during such period, (iv) any non-cash gains on foreign exchange during such period, (v) any extraordinary income or gains or non-recurring income during such period, (vi) any non-cash gain relating to Hedge Agreements permitted under this Agreement (including any non-cash ASC 815 gain for such period, (vii) any income or gain from discontinued operations or discontinued business lines and any income or gain on disposal of discontinued operations or discontinued business lines in each case for such period, and (viii) any other non-cash income (other than the accrual of revenue in the ordinary course of business) for such period excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Adjusted EBITDA in any prior period.
Performance Gates

Compliance with financial covenants within the applicable financing arrangements, which included Minimum Consolidated Adjusted EBITDA of $171.5M (January through September 2013 assuming no consummation of DI/PI sale transaction during the period), and Minimum US Liquidity of $100M as of the close of business on any day respectively.

Adjusted EBITDA (as defined by the applicable financing arrangements) of $228.3M (85% of target ACP Adjusted EBITDA of $268.6M) for fiscal year 2013, as adjusted for the timing of the sale of DI/PI.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END TABLE(1)

The following table sets forth additional information concerning stock awards held by Named Executive Officers as of December 31, 2013. Upon emergence from bankruptcy on September 3, 2013, all previously issued equity was expunged.

	Number of Shares or Units of	Market Value of Shares or Units
	Stock Held that Have Not Vested(2)	of Stock that Have Not Vested(3)
Name	(#)	($)
A.M. Perez	106,086	$3,682,245
R.A. Roof	N/A	N/A
B.W. Kruchten	27,702	961,536
D.J. Edwards	27,262	946,264
P.M. Sheller	21,232	736,963
Former Executives
L.G. Quatela	—	—

(1) This table includes only those grants outstanding as of December 31, 2013.

(2) This column represents outstanding grants of RSUs held by our Named Executive Officers. RSUs granted to Messrs. Kruchten and Sheller and Dr. Edwards as part of the emergence grant under their management agreements will vest in substantially equal installments on the first, second and third anniversaries of the grant date. RSUs granted to Mr. Perez under his management agreement vest in substantially equal installments on the grant date and the first anniversary thereof and upon the achievement of performance metrics defined by the Committee.

(3) The market value of shares, units or other rights that have not vested was calculated using a stock price of $34.71, which was the closing price of the Company’s common stock as of December 31, 2013, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards(1)		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	On Exercise	Acquired on Vesting	On Vesting(2)
Name	(#)	($)	(#)	($)
A.M. Perez	0	0	53,043	$748,437
R.A. Roof	N/A	N/A	N/A	N/A
B.W. Kruchten	0	0	0	0
D.J. Edwards	0	0	0	0
P.M. Sheller	0	0	0	0
Former Executives
L.G. Quatela	0	0	0	0

(1) All outstanding stock options were expunged upon emergence from bankruptcy.

(2) This column represents the value of restricted stock units that vested during 2013, based on the closing stock price on the vesting date.

PENSION BENEFITS FOR 2013
The Pension Benefits Table below shows the present value as of December 31, 2013 of the accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each Named Executive Officer under KRIP, KURIP and, when applicable, their supplemental individual retirement arrangements. The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in Accounting Standards Codification Topic 715 under GAAP and are consistent with those used in our financial statements as described in Note 17 to the Notes to the Consolidated Financial Statements to our Form 10-K, filed March 19, 2014. The assumptions used to calculate the present value of accumulated benefits for each Named Executive Officer are described below. Payment of benefits under KURIP and individual arrangements that accrued prior to the Chapter 11 filing were settled upon the Company’s emergence from bankruptcy by means of an equity distribution in the approximate amount of 6% (pre-tax) of the value of the benefit; post-petition benefits under KURIP and individual arrangements were frozen upon the Company’s emergence from bankruptcy on September 3, 2013.

PENSION BENEFITS TABLE
				Release of Benefit Value
		Number of Years	Present Value of	During
		of Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
	KRIP	10.75	$127,305	$0
	KURIP (pre-petition)	8.80	0	1,402,496
	KURIP (post-petition)	1.62	167,768	0
A.M. Perez(1)	Individual Arrangement (pre-petition)	26.13	0	16,170,882
	Individual Arrangement (post-petition)	1.62	831,245	0
R.A. Roof	N/A	N/A	N/A	N/A
	KRIP	31.58	1,312,805	0
B. W. Kruchten(2)	KURIP (pre-petition)	29.63	0	1,584,030
	KURIP (post-petition)	1.62	66,074	0
	KRIP	17.58	87,287	0
D.J. Edwards(3)	KURIP (pre-petition)	15.63	0	112,230
	KURIP (post-petition)	1.62	10,159	0
	KRIP	20.58	704,234	0
P.M. Sheller(4)	KURIP (pre-petition)	18.63	0	137,974
	KURIP (post-petition)	1.62	73,251	0
	KRIP	15.00	173,373	0
L.G. Quatela(5)	KURIP (pre-petition)	13.05	0	89,188
	KURIP (post-petition)	1.62	33,204	0

(1) Mr. Perez has been employed with the Company for 10.75 years as of December 31, 2013. Under his individual letter agreement dated March 3, 2003, as amended, he accumulated 27.75 years, representing a difference of 17 years of additional service. This agreement was terminated upon the Company’s emergence from bankruptcy and all entitlements thereunder settled, resulting in a release of $16,170,882 in benefit value for his pre-petition benefit and a frozen post-petition benefit of $831,245. The released value was converted to a general unsecured claim in the bankruptcy and satisfied by means of an equity distribution of approximately 6% of the released value. The post-petition value is payable to Mr. Perez as a lump sum upon his termination of employment with the Company. Due to the termination of KURIP upon the Company’s emergence, Mr. Perez’s pre-petition KURIP benefit was also settled resulting in a release of $1,402,496 in benefit value (which was satisfied through an equity distribution of approximately 6% of the released value), and his post-petition KURIP benefit of $167,768 is payable to him as a lump sum upon his termination of employment with the Company.

(2) The present value of Mr. Kruchten’s accumulated benefit assumes he will remain in service until age 60 and that his benefit is payable as a lump sum. Due to the termination of KURIP upon the Company’s emergence, Mr. Kruchten’s pre-petition KURIP benefit was settled upon the Company’s emergence from bankruptcy resulting in a release of $1,584,030 in benefit value, which was converted to a general unsecured claim and satisfied by means of an equity distribution of approximately 6% of the released value. Mr. Kruchten’s post-petition KURIP benefit of $66,074 is payable to him as a lump sum upon his termination of employment with the Company.

(3) Dr. Edwards has been employed with the Company for 17.58 years as of December 31, 2013 which includes 7.08 years of service credit earned since his re-employment by the Company on December 26, 2005. The present value of Dr. Edwards’ accumulated benefit assumes he will remain in service until the normal retirement age of 65 and that his benefit is payable as a lump sum. Due to the termination of KURIP upon the Company’s emergence, Dr. Edwards’ pre-petition KURIP benefit was settled resulting in a release of $112,230 in benefit value, which was converted to a general unsecured claim and satisfied by means of an equity distribution of approximately 6% of the released value. Dr. Edwards’ post-petition KURIP benefit of $10,159 is payable to him as a lump sum upon his termination of employment with the Company.

(4) The present value of Mr. Sheller’s accumulated benefit assumes he will remain in service until age 62 and that his KRIP benefit is payable as a single life annuity. Due to the termination of KURIP upon the Company’s emergence, Mr. Sheller’s pre-petition KURIP benefit was settled resulting in a release of $137,974 in benefit value, which was converted to a general unsecured claim and satisfied by means of an equity distribution of approximately 6% of the released value. Mr. Sheller’s post-petition KURIP benefit of $73,251 is payable to him as a lump sum upon his termination of employment with the Company.

(5) The present value of Ms. Quatela’s accumulated benefit as of December 31, 2013 is calculated using an estimated payment date of February 11, 2014, her last day of employment with the Company, and assumes that her benefit is payable as a lump sum. Due to the termination of KURIP upon the Company’s emergence, Ms. Quatela’s pre-petition KURIP benefit was settled resulting in a release of $89,188 in benefit value, which was converted to a general unsecured claim and satisfied by means of an equity distribution of approximately 6% of the released value. Ms. Quatela’s post-petition KURIP benefit of $33,204 is payable to her as a lump sum upon her termination of employment with the Company on February 11, 2014.

Tax-Qualified Retirement Plan
The Company funds a tax-qualified defined benefit pension plan known as the Kodak Retirement Income Plan (KRIP) for all U.S. employees. Effective January 1, 2000, the Company amended the plan to include a cash balance component. KRIP’s cash balance component covers employees hired before March 1, 1999 who elected that coverage and all new employees hired on or after March 1, 1999, including Mr. Perez, Dr. Edwards, and Ms. Quatela. Messrs. Sheller and Kruchten participate in KRIP’s traditional defined benefit component. Ms. Roof is not eligible for KRIP benefits.

Due to the Company’s emergence from bankruptcy and the result of KRIP’s certified funding percentage for 2013, benefit payments in the form of a lump sum became available beginning September 3, 2013.

Cash Balance Component
Under KRIP’s cash balance component, a hypothetical account is established for each participating employee and, for every month the employee works, the employee’s account is credited with an amount equal to 4% of the employee’s monthly pay (i.e., base salary and EXCEL awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays). In addition, the ongoing balance of the employee’s account earns interest at the 30-year Treasury bond rate. Employees vest in their account balance after completing three years of service. Vested benefits under the cash balance component are payable upon normal retirement (age 65), termination or death. Participants in the cash balance component of the plan may choose from among various forms of benefits such as a lump sum, a joint and survivor annuity and a straight life annuity.

Traditional Defined Benefit Component
Under the traditional defined benefit component of KRIP, benefits are based upon an employee’s average participating compensation (APC). The plan defines APC as one-third of the sum of the employee’s participating compensation for the highest consecutive 39 periods of earnings over the 10 years ending immediately prior to retirement or termination of employment. Participating compensation is base salary and any EXCEL award, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.

For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is calculated by multiplying the employee’s years of accrued service by the sum of: (a) 1.3% of APC, plus (b) 1.6% of APC in excess of the average Social Security wage base. For an employee with more than 35 years of accrued service, the amount is increased by 1% for each year in excess of 35 years.

The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. Participants in the traditional defined benefit component of the plan may choose from among optional forms of benefits such as a straight life annuity, a qualified joint and 50% survivor annuity, other forms of annuity or a lump sum.

An employee may be eligible for normal retirement, early retirement benefits, vested benefits or disability retirement benefits under the traditional defined benefit component depending on the employee’s age and total service when employment with the Company ends. An employee is entitled to normal retirement benefits at age 65. For early retirement benefits, an employee must have reached age 55 and have at least 10 years of service or have a combined age and total service equal to 75. Generally, the benefit is reduced if payment begins before age 65. Employees vest in their accrued benefit after completing three years of service with the Company.

Non-Qualified Retirement Plan
Each of our Named Executive Officers except Ms. Roof was eligible to receive benefits under the Kodak Unfunded Retirement Income Plan (KURIP). KURIP was an unfunded non-contributory retirement plan. It provided pension benefits where benefits cannot be paid under KRIP and matching contributions cannot be made to the Company’s Savings and Investment Plan (SIP) (a 401(k) defined contribution plan), because of the limitation on the inclusion of earnings in excess of limits contained in Section 401(a)(17) of the Internal Revenue Code (for 2011, 2012 and 2013, $245,000, $250,000 and $255,000, respectively) and because deferred compensation is ignored when calculating benefits under KRIP and SIP.

For Named Executive Officers participating in the cash balance component of KRIP, the annual benefit under KURIP was calculated by crediting an employee’s notional account with an amount equal to 7% of his or her compensation that is ignored under KRIP and SIP because it is either in excess of the Section 401(a)(17) compensation limit or deferred compensation. The ongoing balance of the executive’s account earns interest at the 30-year Treasury bond rate. Mr. Perez, Dr. Edwards, and Ms. Quatela were eligible for a benefit based on this calculation.

For Named Executive Officers participating in the traditional defined benefit component of KRIP, the annual benefit is calculated by determining the amount of the retirement benefit to which the employee would otherwise be entitled under KRIP if deferred compensation were considered when calculating such benefit and the limits under Section 401(a)(17) of the Internal Revenue Code were ignored, less any benefits earned under KRIP. Messrs. Sheller and Kruchten were eligible for a benefit based on this calculation.

Benefits due under KURIP were payable upon an employee’s termination of employment or death. Upon the Company’s emergence from bankruptcy, KURIP was terminated and, as a result, each participant’s pre-petition benefit was settled in the form of an equity distribution, consistent with treatment for other similarly situated general unsecured creditors, and post-petition benefits were calculated using September 3, 2013 as the hypothetical last day of employment with the Company. The post-petition benefit is frozen and payable as a lump sum upon the participant’s termination of employment with the Company.

Individual Supplemental Retirement Arrangements
Mr. Perez is the only Named Executive Officer who had an individual supplemental retirement arrangement with the Company before the Company’s emergence from bankruptcy. This arrangement was terminated upon the Company’s emergence from bankruptcy.

Under the terms of his former letter agreement dated March 3, 2003, as amended, Mr. Perez was eligible for a supplemental unfunded retirement benefit that allowed for treatment as if he were eligible for the traditional defined benefit component of KRIP and, with regard to his employment prior to December 1, 2010, for extra credited service of 17.25 years so that he is considered to have completed a total of 25 years of service with the Company as of that date. For employment on and after December 1, 2010, Mr. Perez received credit for his actual service at the rate of one month of service credit for each month of employment. Mr. Perez’s letter agreement provided that his supplemental retirement benefit would be offset by his cash balance benefit under KRIP and KURIP, and any Company matching contributions contributed to his account under SIP, with payment made in a lump sum after the six month waiting period required for compliance under Section 409A.

Upon the Company’s emergence from bankruptcy, this letter agreement was terminated and benefits earned prior to the filing date were settled in the form of an equity distribution consistent with treatment for all other similarly situated general unsecured creditors, in an amount of approximately 6% (pre-tax) of the value of the benefits. Benefits earned after the filing date and prior to emergence were frozen and are payable as a lump sum upon Mr. Perez’s termination of employment with the Company (less applicable withholding and subject to Section 409A compliance).

NON-QUALIFIED DEFERRED COMPENSATION FOR 2013
		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings in	Aggregate	Balance at
	Account	in Last	in Last	in Last	Withdrawals/	Last Fiscal
Name	Type	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
A.M. Perez	Salary Deferral	$150,977(1)	$0	$7,171(2)	$0	$298,383
R.A. Roof	N/A	N/A	N/A	N/A	N/A	N/A
B.W. Kruchten	—	—	—	—	—	—
P.M. Sheller	—	—	—	—	—	—
D.J. Edwards	—	—	—	—	—	—
Former Executives
L. G. Quatela	EDCP Plan	0	0	0	0	0

(1) This amount represents a salary deferral of $150,977, which is also reported in the Summary Compensation Table for fiscal 2013.

(2) This amount represents interest earned during fiscal 2013 including above-market interest of $7,171 for Mr. Perez for his salary deferral account. This was also reported in the Summary Compensation Table for fiscal year 2013.

Executive Deferred Compensation Plan
The Company formerly maintained the Eastman Kodak Company 1982 Executive Deferred Compensation Plan (EDCP). In 2009, the Committee froze the receipt of new monies into the plan, due to its low utilization and its administrative cost. Prior to 2009, the Committee had made annual decisions to freeze the receipt of new monies in both 2007 and 2008. The plan’s benefits were neither funded nor secured. Mr. Perez had an outstanding pre-bankruptcy EDCP account balance of $1,270,688, and Ms. Quatela had an outstanding pre-bankruptcy EDCP account balance of $104,082. All accounts were frozen upon filing for Chapter 11 in 2012 and did not earn any interest. The plan was not assumed upon emergence from Chapter 11 and any outstanding account balances were settled as unsecured claims, consistent with treatment for all other similarly situated general unsecured creditors.

Salary and Bonus Deferral Program
To preserve the full deductibility for federal income tax purposes of Mr. Perez’s base salary, he is required to defer that portion of his base salary that exceeds $1 million. The amount deferred in each pay period bears interest at the same rate as described above for EDCP. The deferred amounts and interest earned on these amounts are tracked through a notional account maintained by the Company. Amounts deferred are payable only upon Mr. Perez’s retirement from the Company, in the form of a lump sum. The notional account is neither funded nor secured. Mr. Perez had an outstanding pre-bankruptcy salary deferral account balance of $678,162. This account was frozen upon filing for Chapter 11 in 2012 and did not earn any interest. The outstanding account balance was settled as an unsecured claim, consistent with treatment for all other similarly situated general unsecured creditors.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS
The discussion below regarding the amounts payable to our Named Executive Officers upon certain employment terminations and a change in control reflects the amounts payable under the Company’s outstanding arrangements as of December 31, 2013. The Company’s emergence from bankruptcy on September 3, 2013 resulted in the termination of our change in control plans. The values set forth in the Severance Payments Table reflects the impact of these terminations; however, for the purposes of full disclosure, the discussion below covers all arrangements that would be payable to each Named Executive Officer upon a qualifying termination or change in control assuming the plans still existed.

Potential Benefits upon Termination for Reasons other than Change in Control
Each of our Named Executive Officers except Ms. Roof is eligible to receive certain severance payments and benefits in connection with termination of employment under various circumstances. The potential severance benefits payable to our Named Executive Officers in the event of termination of employment on December 31, 2013 pursuant to any individual arrangement with the Company are described below. For Ms. Quatela, severance benefits equal to one week of base salary per year of service with the Company, with a minimum of three weeks and a maximum of 26 weeks, may be payable in accordance with the Company’s Termination Allowance Plan (TAP).

Actual amounts paid or distributed to our Named Executive Officers as a result of one of the separation events occurring in the future may be different than those described below due to the fact that many factors affect the amounts of any payments described under the various separation events. For example, factors that could affect the amounts payable include the executive’s base salary, the Company’s stock price, and the executive’s age and service with the Company. At the time of separation of a Named Executive Officer, the Committee may approve severance terms that vary from those provided in the Named Executive Officer's pre-existing individual letter agreement(s), if any, or in relevant employee benefit plans.

In addition to benefits outlined in our Named Executive Officers’ individual severance arrangements, Named Executive Officers will be eligible to receive any benefits provided under the Company’s benefit and compensation plans applicable to employees generally, such as distributions under SIP, outplacement services under TAP, frozen KURIP benefits, disability benefits and accrued vacation pay, in accordance with those plans and policies. Our Named Executive Officers will also be eligible to receive any present value of accrued benefits as set forth in the Pension Benefits.

Following termination of employment, each of our Named Executive Officers except for Ms. Roof is subject to compliance with the post-termination restrictive covenants set forth in his or her Eastman Kodak Company Employee’s Agreement, in addition to any covenants under individual arrangements with the Company. These covenants generally prohibit our Named Executive Officers from disclosing proprietary or confidential information of the Company and from competing with the Company for a certain period after termination of their employment. All of our Named Executive Officers are prohibited from soliciting any of our employees to leave employment with the Company, or soliciting any of our customers or suppliers to do business with any of our competitors, for one year after termination of their employment. All of our Named Executive Officers are prohibited from engaging in any work for a competitor of the Company in the field in which they were employed by Kodak for a period of not more than 18 months after termination. Mr. Perez is also subject to a two-year non-compete after termination of his employment under his management agreement, in exchange for a payment from the Company of $1M in each year.

For any unvested or restricted equity awards, related restriction periods may lapse pursuant to the terms of the awards depending on the circumstances surrounding a Named Executive Officer’s termination of employment. The Committee may waive any restrictions or accelerate vesting if an executive’s termination is determined to be without “cause” or for “good reason.”

For purposes of these letter agreements, “cause” is defined as the Named Executive Officer’s failure to perform or gross negligence in performing his duties, conviction of a crime, or a material breach of his letter agreement, the Company’s Business Conduct Guide or his Employee Agreement. “Good reason” is defined as an adverse change in Named Executive Officer’s title or responsibilities, a material breach of his agreement by the Company, or the failure of any successor to the Company to assume obligations under his agreement.

Upon termination of employment without cause or for good reason or due to death, disability or retirement, the emergence equity awards granted to Messrs. Perez, Kruchten and Sheller and Dr. Edwards will continue to vest and remain exercisable according to the terms of the award, in each case without regard to any continued employment condition.

Named Executive Officers will also be eligible to receive a pro rata EXCEL award, if earned, if their employment is terminated due to death, disability, retirement or an approved reason.

Individual Termination Arrangements
The Company entered into individual management agreements with each Named Executive Officer other than Ms. Roof, effective September 3, 2013. Mr. Perez is entitled to certain termination benefits as set forth below. Ms. Quatela was eligible to receive severance benefits under her management agreement, calculated in accordance with the Company’s Termination Allowance Plan.

Under their management agreements, Messrs. Kruchten and Sheller and Dr. Edwards are eligible to receive severance benefits payable in connection with termination without cause or with good reason, subject to:

  Execution of a general release and covenant not to sue in favor of the Company;

  Compliance with a non-compete agreement after termination of employment; and

  The understanding that severance payments provided under the management agreements are in lieu of those provided under the Company’s Termination Allowance Plan.

Antonio M. Perez
Under the terms of his letter agreement dated March 3, 2003, Mr. Perez was eligible to receive certain severance benefits in the event his employment is terminated under various circumstances. The amount and nature of the severance benefits he would be eligible to receive varied depending on the circumstances surrounding his termination. Upon the Company’s emergence from bankruptcy, this letter agreement, as amended, was terminated.

Under the terms of his letter agreement effective September 3, 2013, Mr. Perez will be provided certain benefits in the event his employment is terminated on or before September 3, 2014. The amount and nature of the benefits he would be eligible to receive vary depending on the circumstances surrounding his termination and are described below. In addition, beginning as of the end of the scheduled term of his management agreement (September 3, 2014), in consideration for his compliance with the non-compete obligations in his agreement, Mr. Perez will receive a payment of $1 million in each of the two years following the end of his scheduled term.

Termination by the Company without Cause or by Mr. Perez with Good Reason. If Mr. Perez’s employment is terminated by the Company without cause or by him with good reason, provided that he executes a release of any and all claims that he may have against the Company, he is eligible to receive (less applicable withholding and subject to Section 409A compliance):

  An amount equal to his base salary from his last day of employment to September 3, 2014 (the end of the scheduled employment term under his letter agreement);

  A bonus award under EXCEL in respect of the fiscal year in which termination occurs, based on actual achievement of the applicable performance targets;

  Any earned, but unpaid, EXCEL award for the prior performance year; and

  Immediate vesting of the unvested portion of his emergence equity grant.

Termination by the Company for Cause or by Mr. Perez without Good Reason. If Mr. Perez’s employment is terminated by the Company for cause or by him without good reason, he is not eligible to receive any benefits other than, in the case of termination without good reason, he remains eligible for continued vesting and/or payment of his emergence equity grant and any other equity-based compensation awarded by the Company (less applicable withholding and subject to Section 409A compliance), provided that he executes a release of any and all claims that he may have against the Company.

Termination for Disability or Death. In the event Mr. Perez’s employment is terminated due to his death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and subject to Section 409A compliance):

  Any earned, but unpaid, EXCEL award for the prior performance year; and

  Continued vesting of his emergence equity grant, provided that he (or his estate) executes a release of any and all claims that he may have against the Company.

End of Scheduled Term. At the end of the scheduled term of his management agreement, Mr. Perez will be eligible to receive (less applicable withholding and subject to Section 409A compliance):

  Any earned, but unpaid, EXCEL award for the prior performance year;

  A bonus award under EXCEL in respect of the fiscal year in which the end of the scheduled term occurs, based on actual achievement of performance targets, which amount shall not be prorated; and

  Continued vesting of his emergence equity grant, provided that he executes a release of any and all claims that he may have against the Company.

Brad W. Kruchten, Douglas J. Edwards, and Patrick M. Sheller
Under the terms of their respective management agreements effective September 3, 2013, Messrs. Kruchten and Sheller and Dr. Edwards will be provided certain severance benefits in the event their employment is terminated on or before September 3, 2016. The amount and nature of the severance benefits each would be eligible to receive vary depending on the circumstances surrounding termination as described below:

Termination by the Company without Cause or by the Named Executive Officer with Good Reason. If employment of an aforementioned Named Executive Officer is terminated by the Company without cause or by him with good reason, he is eligible to receive (less applicable withholding and subject to Section 409A compliance):

  An amount equal to his Total Target Cash compensation for the year his termination notice is given multiplied by 1.5;

  Continued vesting of his emergence equity grant without regard to any continued employment condition; and

  Annual Incentive eligibility consisting of EXCEL and long-term incentive compensation as governed by the terms of the EXCEL plan, the 2013 Omnibus Long-Term Incentive Compensation Plan and any applicable Administrative Guide or Award Notice.

Termination by the Company for Cause or by the Named Executive Officer without Good Reason. If employment of an aforementioned Named Executive Officer is terminated by the Company for cause or by him without good reason, he is not eligible to receive any severance benefits other than, in the case of termination without good reason, he remains eligible for continued vesting and/or payment of his emergence equity grant and any other equity-based compensation awarded by the Company or any affiliate, in accordance with the terms of such awards.

Termination for Disability or Death. In the event employment of an aforementioned Named Executive Officer is terminated due to his death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and subject to Section 409A compliance) continued vesting of his emergence equity grant.

Potential Benefits Upon Change in Control

Executive Protection Plan
The Company previously maintained an Executive Protection Plan to provide severance pay and continuation of certain welfare benefits for executives, including our Named Executive Officers other than Ms. Roof, in the event of a change in control. Upon the Company’s emergence from bankruptcy on September 3, 2013, this plan was terminated. Under the plan, no amendment adversely impacting the rights of covered executives will be effective if a change in control occurs during the 12-month period following the amendment. However, the letter agreements between the Company and each Named Executive Officer (other than Ms. Roof) effective September 3, 2013 provide that the Named Executive Officer releases his or her claims under the Executive Protection Plan, and each Named Executive Officer expressly agreed that he or she is not entitled to any benefits or payments under the plan.

Other Compensation Programs
The 2013 EXCEL Plan contains no provisions for change in control. The Committee agreed to remove the change in control provision effective January 1, 2013, based on the terms of the plan that protect participants in the event of a layoff regardless of whether there has been a change in control.

Under the Company’s 2013 Omnibus Long-Term Compensation Plan, upon a change in control, the Committee may provide for accelerated exercisability, lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards.

SEVERANCE PAYMENTS TABLE
The table below estimates the incremental amounts payable upon a termination of employment by the Company under various circumstances as if the Named Executive Officer’s last date of employment was December 31, 2013, using the closing price of our common stock as of December 31, 2013, which was $34.71, and including all outstanding grants through the assumed last date of employment of December 31, 2013.
	Termination		Termination
	Without Cause	Termination	Based on
	or With Good	Without Good	Disability or
	Reason	Reason	Death
A.M. Perez
Cash Severance(1)	—	—	—
Restricted Stock/RSUs(2)	$3,682,245	$3,682,245	$3,682,245
EXCEL(3)	2,012,241	0	2,012,241
Benefits/Perquisites(4)	—	—	—
Total	$5,694,486	$3,682,245	$5,694,486
R.A. Roof	N/A	N/A	N/A
B.W. Kruchten
Cash Severance(1)	$1,220,625	0	0
Restricted Stock/RSUs(2)	961,536	$961,536	$961,536
EXCEL(3)	391,995	0	391,995
Benefits/Perquisites(4)	4,500	0	0
Total	$2,578,656	$961,536	$1,353,531
D.J. Edwards
Cash Severance(1)	$1,181,250	0	0
Restricted Stock/RSUs(2)	946,264	$946,264	$946,264
EXCEL(3)	379,350	0	379,350
Benefits/Perquisites(4)	4,500	0	0
Total	$2,511,364	$946,264	$1,325,614
P.M. Sheller
Cash Severance(1)	$993,713	0	0
Restricted Stock/RSUs(2)	736,963	$736,963	$736,963
EXCEL(3)	293,336	0	293,336
Benefits/Perquisites(4)	4,500	0	0
Total	$2,028,512	$736,963	$1,030,299
L.G. Quatela
Cash Severance(1)	$133,667	0	0
Restricted Stock/RSUs(2)	—	—	—
EXCEL(3)	391,995	0	$391,995
Benefits/Perquisites(4)	4,500	0	0
Total	$530,162	0	$391,995

(1) The cash severance amounts disclosed above were calculated using base salary for Ms. Quatela and target total cash compensation (base salary plus EXCEL target award) for the other Named Executive Officers. For Ms. Quatela, severance was calculated in accordance with the Company’s Termination Allowance Plan. Her severance equation is equal to 14 weeks of her base salary; however, her last day of employment with the Company was February 11, 2014 so her final severance payment will be $133,667.25 based on 15 weeks of base salary. Cash severance for Messrs. Sheller and Kruchten and Dr. Edwards is equal to 1.5 times their target total cash compensation in the year that termination notice was given, pursuant to the terms of their September 3, 2013 management agreements.

(2) The RSU award for Mr. Perez will vest immediately in the case of a termination without cause or with good reason. For the other leaving reasons, the RSUs will continue to vest under the vesting schedule associated with the grants. The RSU award to Messrs. Kruchten and Sheller and Dr. Edwards has a continued vesting provision for all leaving reasons except that, in the case of termination With Cause, the value of their RSU grant is still available to them under the plan vesting schedule.

(3) EXCEL awards for the 2013 performance period will be paid in 2014 for any Named Executive Officer who leaves the Company Without Cause, For Good Reason, or Death and Disability.

(4) In the event of termination Without Cause, each Named Executive Officer is eligible to receive outplacement services valued at $4,500 provided in accordance with the Company’s Termination Allowance Plan. In the event of termination due to disability, each Named Executive Officer is eligible to receive benefits under the Company’s long-term disability plan. In the event of termination due to death, each Named Executive Officer is eligible to receive $50,000 in term life insurance provided under the Company’s employee life insurance plan.

DIRECTOR COMPENSATION

Introduction
Historically, our directors have been compensated through a combination of cash retainers and equity. The Company does not pay management directors for Board service in addition to their regular employee compensation.

The Bankruptcy Court authorized the Company to continue to make cash payments to directors as compensation for their services. Upon the bankruptcy filing in 2012 and continuing until election of the new Board at emergence from bankruptcy, the portion of the directors’ total compensation that historically had been delivered in equity was instead delivered in the form of cash, but reduced by 20%, as authorized by the Bankruptcy Court. In addition, pursuant to the Company’s Plan of Reorganization, all compensation for our non-employee directors accelerated upon retirement, death or an approved reason, which is defined as a reason for terminating Board membership which is in the best interest of the Company.

2013 Director Compensation Table: Board of Directors Prior to September 2013
In 2013, we provided the following compensation to the non-employee directors who served on the Board prior to emergence from Chapter 11 proceedings in September 2013:
			Non-qualified
		Earned	Deferred
	Fees Earned or	Equity	Compensation
	Paid In Cash	Compensation	Earnings	Total
Name	($)(1)	Paid in Cash(2)	($)(3)	($)
Richard S. Braddock	$170,000	$112,000	$0	$282,000
James V. Continenza(4)	35,000	0	0	35,000
Timothy M. Donahue	70,000	112,000	0	182,000
Michael J. Hawley	70,000	112,000	0	182,000
William H. Hernandez	80,000	112,000	0	192,000
Douglas R. Lebda	70,000	112,000	0	182,000
Kyle P. Legg	70,000	112,000	0	182,000
Delano E. Lewis	70,000	112,000	0	182,000
William G. Parrett(4)	67,500	112,000	0	179,500
Joel Seligman	70,000	112,000	0	182,000
Dennis F. Strigl	70,000	112,000	0	182,000
(1) This column reports the Director, Chair and Presiding Director Cash Retainers earned in 2013. The Retainers were paid on a quarterly basis, with one-quarter of the total payments made in January, April, July and September.
(2) This portion of director compensation was paid in cash at a 20% reduction.
(3) No above-market interest was earned under the prior Directors’ Deferred Compensation Plan in 2013. This prior plan was terminated as part of the bankruptcy proceedings, and the new Board adopted a Directors’ Deferred Compensation Plan in December 2013.
(4) Mr. Continenza joined the Board on April 1, 2013. The Retainer amounts shown for Messrs. Continenza and Parrett reflect the amounts earned for service on the prior Board only (prior to September 2013). Because Mr. Continenza joined the Board after the annual grant of equity that was part of the former Board’s compensation, he did not receive that sum (which was converted to a cash payment as discussed above).

Director Compensation: Effective September 2013
With the implementation of the new Board upon the Company’s emergence from Chapter 11 proceedings, the Board, through the Executive Compensation Committee, conducted an analysis to determine an appropriate annual compensation structure and amount for the directors. The analysis included reference to board compensation at public companies of a size similar to Kodak, while considering the complex issues facing the Kodak Board following Kodak’s emergence from bankruptcy and its growth as a technology company. The Board also considered that the compensation structure should differ for those directors affiliated with significant shareholders of the Company. Based upon these considerations, the Board adopted the following compensation structure effective September 2013:
	Board Retainer(1)	Chair Retainer	Restricted Stock Units(2)
Chairman	$100,000	$20,000	10,869
Director (not associated with	100,000	—	6,957
significant shareholder)
Director (associated with	180,000	—	0
significant shareholder)
Audit and Finance Committee	—	20,000	—
Chair
Corporate Governance and	—	20,000	—
Nominating Committee Chair
Executive Compensation	—	20,000	—
Committee Chair
(1) All retainer payments are made in equal quarterly installments in January, April, July and October.
(2) The RSUs vest in approximately equal amounts on January 1, 2015, January 1, 2016, and January 1, 2017, subject to continued Board service.

2013 Director Compensation Table: Board of Directors Effective September 2013
Based upon the compensation structure adopted following emergence from Chapter 11, the new Board of Directors received the following compensation in 2013:
		Chairman/Committee
	Board Retainer	Chair Retainer	Total Cash	Restricted Stock
Name	($)(1)	($)	($)	Units (RSUs)(2)
Mark S. Burgess	$25,000	—	$25,000	7,827 (3)
James V. Continenza	25,000	$5,000	30,000	10,869
Matthew A. Doheny	25,000	—	25,000	6,957
John A. Janitz	25,000	—	25,000	6,957
George Karfunkel	25,000	—	25,000	6,957
Jason New	45,000	0 (4)	45,000	0
William G. Parrett	25,000	5,000	30,000	6,957
Derek Smith	45,000	5,000	50,000	0
(1) The Board Retainer, the Chairman Retainer and the Committee Chair Retainer are paid on a quarterly basis, with one-quarter of the total payments made in January, April, July and October. The directors received the first of these payments in December 2013 for their service from September 2013 - December 2013.
(2) The RSUs were granted on December 31, 2013 and vest one-third on January 1, 2015, January 1, 2016 and January 1, 2017, subject to continued Board service.
(3) Mr. Burgess received an incremental one-time award of RSUs in recognition of additional time and expertise spent in advising the Company’s business segments and on operational issues.
(4) Mr. New is the Chair of the Corporate Governance and Nominating Committee. This Committee did not meet in 2013; therefore, no Committee Chair Retainer was paid to him.

The following table reports the outstanding stock awards held by each of the non-employee directors at the end of fiscal year 2013:

Aggregate Stock Awards Outstanding at Fiscal Year End
Name	Unvested (RSUs)	Vested
Mark S. Burgess	7,827	0
James V. Continenza	10,869	0
Matthew A. Doheny	6,957	0
John A. Janitz	6,957	0
George Karfunkel	6,957	0
Jason New	0	0
William G. Parrett	6,957	0
Derek Smith	0	0

The following table reports the outstanding Stock Option awards held by each of the non-employee directors at the end of fiscal year 2013:

Aggregate Stock Options Outstanding at Fiscal Year End
Name	Unvested	Vested
Mark S. Burgess	0	0
James V. Continenza	0	0
Matthew A. Doheny	0	0
John A. Janitz	0	0
George Karfunkel	0	0
Jason New	0	0
William G. Parrett	0	0
Derek Smith	0	0

Deferred Compensation
Effective December 26, 2013, the Executive Compensation Committee adopted a Directors Deferred Compensation Plan, which allows non-employee directors to defer some or all of their Board Retainer and Restricted Stock awards into a phantom stock account. Pursuant to this plan, the following directors elected to defer Restricted Stock Units granted on December 31, 2013: Mark S. Burgess (3,914 RSUs); James V. Continenza (10,869 RSUs); Matthew A. Doheny (6,957 RSUs).

Expense Reimbursement
The Company reimburses its directors for reasonable travel expenses incurred in connection with attending Board, Committee and shareholder meetings and other Board business events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following tables set forth ownership of Company common stock. As of March 31, 2014, there were 41,676,220 common shares outstanding.

BENEFICIAL SECURITY OWNERSHIP OF MORE THAN 5% OF THE COMPANY’S COMMON SHARES
The following table sets forth information from filings with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as to each person or group who beneficially owns more than 5% of our outstanding common shares.
			Percentage of Company’s
	Number of Common Shares		Common Shares
Shareholder’s Name and Address	Beneficially Owned		Beneficially Owned
Serengeti Asset Management LP
632 Broadway, 12th Floor
New York, NY 10012	2,282,926	(1)	5.5%
Contrarian Capital Management, L.L.C.
411 West Putnam Avenue, Suite 425
Greenwich, CT 06830	4,741,909	(2)	11.4%
BlueMountain Capital Management, LLC
280 Park Avenue, 5th Floor East
New York, New York 10017.	7,884,905	(3)	18.7%
Blackstone Holdings I L.P.
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154	8,490,846	(4)	20.0%
The George Karfunkel 2007 Grantor Retained Annuity Trust #1
The George Karfunkel 2007 Grantor Retained Annuity Trust #2
430 East 57th Street
New York, New York 10022	2,341,830	(5)	5.6%
Moses Marx
160 Broadway
New York, New York 10038	4,716,531	(6)	11.3%
(1) Serengeti Asset Management LP shares voting and dispositive power over 2,282,926 shares of Company common stock with J.L. Serengeti Management LLC and Joseph A. LaNasa III, which amount includes 182,926 warrants convertible into shares of Company common stock. This information has been obtained from Serengeti Asset Management LP’s Schedule 13G filed on February 14, 2014, reporting beneficial ownership as of December 31, 2013.
(2) Contrarian Capital Management, L.L.C. shares voting and dispositive power over 4,741,909 shares of Company common stock with its advisory clients in its capacity as investment adviser to certain funds, including Contrarian Capital Fund I, L.P. which beneficially owns 2,823,817 shares, or 6.8% of Company common stock. This information has been obtained from Amendment No. 2 to Contrarian Capital Management, L.L.C.’s Schedule 13G filed on February 13, 2014, reporting beneficial ownership as of December 31, 2013.
(3) This amount constitutes 7,468,155 shares of Company common stock and 416,750 warrants convertible into shares of Company common stock. BlueMountain Capital Management, LLC serves as investment manager to various funds and shares voting and dispositive power with respect to the Company’s common stock directly owned by the funds. This information has been obtained from Amendment No. 1 to BlueMountain Capital Management, LLC’s Schedule 13D, filed on October 8, 2013.
(4) Blackstone shares voting and dispositive power over 8,490,846 shares of Company common stock, which amount constitutes 8,316,330 shares of Company common stock and 174,516 warrants convertible into shares of Company common stock. This information has been obtained from Amendment No. 1 to Blackstone Holdings I L.P.’s Schedule 13D, filed on October 3, 2013, as well as from our internal records.

(5) The George Karfunkel 2007 Grantor Retained Annuity Trust #1 (Trust #1), the George Karfunkel 2007 Grantor Retained Annuity Trust #2 (Trust #2), and Jay M. Miller, the trustee of Trust #1 and Trust #2, have sole voting and dispositive power with respect to 2,341,830 shares of Company common stock, which amount includes 152,752 warrants convertible into shares of Company common stock. This information has been obtained from Trust #1’s Schedule 13D, filed on September 13, 2013, as well as from our internal records.
(6) Moses Marx (Mr. Marx) has sole voting and dispositive power over 4,716,531 shares of Company common stock, including 3,139,741 shares which are held by Momar Corporation, constituting 7.5% of Company common stock, of which Mr. Marx serves as president. This amount includes 233,076 warrants convertible into shares of Company common stock. This information has been obtained from Moses Marx’s Schedule 13D, filed on September 13, 2013, as well as from our internal records.

BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth beneficial ownership of the Company’s common stock for directors, nominees, Named Executive Officers, and directors and executive officers as a group in accordance with the applicable SEC rules as of March 31, 2014. All Company securities over which the directors and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned.
	Number of Common Shares		Percentage of Company’s
	Beneficially Owned on		Common Shares
Directors and Executive Officers(1)	March 31, 2014		Beneficially Owned
Mark S. Burgess	0	(2)	*
James V. Continenza	0	(2)	*
Matthew A. Doheny	0	(2)	*
Douglas J. Edwards	256	(3)(4)	*
John A. Janitz	0	(2)	*
George Karfunkel	1,295,958	(2)(5)	3.1%
Brad W. Kruchten	4,916	(3)(4)(6)	*
Jason New	0		*
William G. Parrett	0	(2)	*
Antonio M. Perez	68,577	(3)(4)(7)	*
Laura Quatela	0		*
Rebecca Roof	0		*
Patrick M. Sheller	318	(3)(4)	*
Derek Smith	0		*
All Directors and Executive Officers as a Group (17), including
the above	1,372,440		3.3% (8)
* Represents holdings of less than 1% of the Company’s total common shares that are beneficially owned.
(1) The address of each of the named parties to this table is: 343 State Street, Rochester, New York, 14650.

(2) The amounts listed for each non-employee director do not include restricted stock units granted under the 2013 Omnibus Incentive Plan because such units do not vest within 60 days after March 31, 2014 and have not yet vested under their vesting schedules. The number of restricted stock units of non-employee directors as of March 31, 2014 were as follows: Mr. Burgess: 7,827 shares; Mr. Continenza: 10,869 shares; Mr. Doheny: 6,957 shares; Mr. Janitz: 6,957 shares; Mr. Karfunkel: 6,957 shares; Mr. Parrett: 6,957 shares; Total non-employee directors as a group: 46,524 shares. Restricted stock units vest one-third on January 1, 2015, January 1, 2016 and January 1, 2017 subject to continued Board service.

(3) This sum does not include unvested restricted stock issued on September 3, 2013 at emergence from bankruptcy, that will not vest within 60 days after March 31, 2014. Restricted stock is held by Executive Officers as follows: Dr. Edwards: 27,262 shares; Mr. Kruchten: 27,702 shares; Mr. Perez: 106,086 shares; Mr. Sheller: 21,232 shares. Total Executive Officers as a group: 213,079 shares. The restricted stock vest one-third on each of the first three anniversaries of the grant date.

(4) This sum includes 125% Warrants to purchase Common Stock, par value $.01 (the 125% Warrants) and 135% Warrants to purchase Common stock, par value $.01 (the 135% Warrants) which are currently exercisable as of September 3, 2013 or exercisable within 60 days after March 31, 2014. The number of 125% Warrants are held by Executive Officers as follows: Dr. Edwards: 52 shares; Mr. Kruchten: 1,007 shares; Mr. Perez: 7,202 shares; Mr. Sheller: 65 shares; Total Executive Officers as a Group: 8,326. The number of 135% Warrants are held by Executive Officers as follows: Dr. Edwards: 52 shares; Mr. Kruchten: 1,007 shares; Mr. Perez: 7,202 shares; Mr. Sheller: 65 shares; Total Executive Officers as a Group: 8,326.
(5) This sum includes 25,057 125% Warrants and 25,057 135% Warrants held by Mr. Karfunkel.
(6) This sum includes 736 shares of common stock, 255 125% Warrants, and 255 135% Warrants held by Dolores Kruchten, the spouse of Mr. Kruchten, of which Mr. Kruchten may be deemed a beneficial owner.
(7) This sum includes restricted stock units that were issued on September 3, 2013 at emergence from bankruptcy, 53,043 of which vested on the grant date. This sum does not include the remaining 106,086 unvested restricted stock, one-third of which will vest on the first anniversary of the grant date, and one-third of which vests based on the achievement of performance metrics.
(8) Except for Mr. Karfunkel, each individual executive officer and director listed beneficially owned less than 1% of the outstanding shares of the Company’s common stock as of March 31, 2014. As a group, all executive officers and directors owned 0.18% of the outstanding shares of the Company’s common stock as of March 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2013, except that three reports covering acquisitions of Company common stock and an acquisition of warrants convertible into Company common stock at the Company’s emergence from bankruptcy by Mr. Karfunkel were filed after the filing deadline.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

INTERESTED TRANSACTIONS
Our Board has adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under these policies and procedures, which are posted on our website at http://ek.client.shareholder.com/supporting.cfm, our Governance Committee reviews the material facts of all interested transactions that require the Committee’s approval. The Committee will approve or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then, at least annually, must review and assess ongoing relationships with the related party.

Under the Board’s policies and procedures, an “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, the Company is a participant and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, a Section 16 Executive Officer, director or nominee for election as a director (even if the person does not presently serve in that role), a beneficial owner of greater than 5% of the Company’s common stock or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Board has reviewed and pre-approved certain types of interested transactions described below. In addition, any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 may be approved. Pre-approved interested transactions include:

  Employment of Section 16 Executive Officers either if the related compensation is required to be reported or if the Section 16 Executive Officer is not an immediate family member of another Section 16 Executive Officer or a director, and the related compensation would be reported if the Section 16 Executive Officer was a “Named Executive Officer” and our Executive Compensation Committee approved (or recommended that the Board approve) such compensation.

  Any compensation paid to a director if the compensation is required to be reported.

  Any transaction with another company with which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues.

  Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts.

  Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

  Any transaction involving a related party where the rates or charges involved are determined by competitive bids.

  Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  Any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Governance Committee reviewed and approved two interested transactions with a related party occurring since the beginning of 2013 that did not fall within any of the pre-approved interested transactions described above, as follows:

  Dolores Kruchten was a Vice President of the Company until September 1, 2013. Ms. Kruchten is the spouse of Brad Kruchten, a Senior Vice President and Section 16 Executive Officer of the Company. There was no employment reporting relationship between Mr. Kruchten and Ms. Kruchten. Ms. Kruchten became an employee of the entity that purchased certain assets of the Company, effective September 1, 2013. In 2013, Ms. Kruchten earned $208,165 in compensation from the Company, consisting of base salary.

  Messrs. Karfunkel, New and Smith, each of whom is a current director, are principals of or affiliated with entities that hold an equity interest in the Company by virtue of a Backstop Commitment Agreement that the Company entered effective upon emergence from bankruptcy. Mr. Karfunkel is affiliated with certain trusts that collectively hold 5.3% of the Company’s outstanding common stock. Mr. New is a Senior Managing Director of the Blackstone Group; Blackstone Holdings L.P. holds 20.0% of the Company’s outstanding common stock. Mr. Smith is a Managing Principal at BlueMountain Capital Management LLC, which holds 18.7% of the Company’s outstanding common stock.

BOARD INDEPENDENCE
For a number of years, a substantial majority of our Board has been comprised of independent directors. The Board has adopted Director Independence Standards for use in determining whether a director is independent. The Director Independence Standards are consistent with the independence standards set forth in the NYSE listing standards. The Board also uses the NYSE listing standards in determining whether members of specific committees are independent. The Director Independence Standards are part of our Corporate Governance Guidelines, which are published on our website at http://ek.client.shareholder.com/directors.cfm.

The Board has determined that each of the following directors has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent under the Company’s Director Independence Standards and, therefore, is independent within the meaning of the NYSE’s Listing Standards: Mark S. Burgess, James V. Continenza, Matthew A. Doheny, John A. Janitz, George Karfunkel, Jason New, William G. Parrett and Derek Smith. The remaining director, Jeffrey J. Clarke, Chief Executive Officer, is an employee of the Company and, therefore, is not independent. In determining the independence of the non-management directors, the Board considered the affiliations of Messrs. Karfunkel, New and Smith, as affiliates of entities that hold an equity interest in the Company (discussed above under Certain Relationships and Related Transactions), and determined that such affiliations did not affect the independence of these directors.

PRINCIPAL ACCOUNTING FEES AND SERVICES

AUDIT AND NON-AUDIT FEES
The following fees were approved by the Audit and Finance Committee and were billed by PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm (independent accountants), for services rendered in 2012 and 2013.

Type of Service (in millions)	2013	2012
Audit Fees	$13.8	$ 9.7
Audit-Related Fees	13.8	10.8
Tax Fees	0.3	0.4
All Other Fees	0.0	0.0
Total	$27.9	$20.9

The audit fees related primarily to the annual audit of the Company’s consolidated financial statements (including Section 404 internal control assessment under the Sarbanes-Oxley Act of 2002) included in the Company’s Annual Reports on Form 10-K, quarterly reviews of interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q, statutory audits of certain of the Company’s subsidiaries, services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, and, with respect to 2013, the complexity resulting from the adoption of fresh-start accounting in connection with the Company’s emergence from Chapter 11 proceedings.

The audit-related fees for 2013 related primarily to fees for the audit of carve-out financial statements required to consummate the disposition of the Company’s Personalized Imaging and Document Imaging businesses and the complexity resulting from the adoption of fresh-start accounting in connection with the Company’s emergence from Chapter 11 proceedings. The audit-related fees for 2012 related primarily to fees for the audit of carve-out financial statements in connection with the expected disposition of the Company’s Personalized Imaging and Document Imaging businesses.

Tax fees in 2013 consisted of $0.3 million for tax compliance services. Tax fees in 2012 consisted of $0.4 million for tax compliance services.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR
The Audit and Finance Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Pre-Approval Policy sets forth principles that must be considered by the Audit and Finance Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the audit, audit-related, tax and other permissible non-audit services that may be provided and the non-audit services that are prohibited; and sets forth the pre-approval requirements for all permitted services. The Pre-Approval Policy provides for the general pre-approval of specific types of audit, audit-related, tax and other permissible non-audit services and annual approval of a budget for such services. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approved budgeted amounts will also require specific pre-approval by the Audit and Finance Committee. The independent auditor is required to report quarterly to the Audit and Finance Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Pre-Approval Policy also delegates to the Audit and Finance Committee’s Chair the authority to pre-approve specific engagements or changes to engagements when it is not practical to bring the matter before the Committee as a whole. The Audit and Finance Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to others.

By Order of the Board of Directors

Patrick M. Sheller
General Counsel, Secretary, Chief Administrative Officer
and Senior Vice President
April 15, 2014

ANNUAL MEETING INFORMATION

2014 ANNUAL MEETING DIRECTIONS

Location
W New York
541 Lexington Avenue
New York, NY 10022

Directions

From LaGuardia Airport, NY
Proceed on Marine Terminal Road (Airport Exit) (South-West)
Turn Left (South) onto Ditmars Blvd, then immediately turn Right (West) onto Astoria Blvd N
Take Ramp (Left) onto Bqe E (Brooklyn Queens Expy E)
Take Ramp onto Brooklyn Queens Expy (I-278)
At I-278 Exit 38, turn off onto Ramp (towards RT-25A)
Turn Right (West) onto Northern Blvd (SR-25A)
Bear Right (West) onto Bridge Plaza N (Queens Plaza N)
Keep Straight onto Queensboro Bridge
Keep Straight onto Ramp
Road name changes to Queensboro Brg-Lower Level (59th St Bridge)
Keep Straight onto Ramp (towards 2 Ave-South)
Keep Left to stay on Ramp
Turn Left (South) onto 2nd Avenue
Turn Right (West) onto E 49th St.
Arrive: W New York – 541 Lexington Ave, New York City, NY

From John F. Kennedy International Airport, NY
Proceed on JFK Expy (South-East)
Turn Left (North) onto Ramp (towards Airport Exit/Other Terminals)
Road name changes to JFK Expy
Take Ramp (Right) onto Van Wyck Expy (I-678)
At exit 12B, take Ramp (Right) onto Long Island Expy (I-495)
Turn off onto Ramp
Keep Right to stay on Ramp
Turn Left (West) onto E37th St, then immediately turn Right (North) onto 3rd Ave
Turn Left (West) onto E 49th St
Arrive: W New York - 541 Lexington Ave, New York City, NY

From Newark Liberty International Airport, NJ
Proceed on Newark International Airport Exit (North)
Keep Left onto Ramp (towards US-1/US-9/US-22/RT 21/Newark-Elizabeth/NY Via Skyway)
Keep Right to stay on Ramp
Take Ramp onto US-9 (US-1 and 9)
Keep Left onto Ramp (towards I-95/US-1-Truck/US-9-Truck/New Jersey Turnpike
Keep Right to stay on Ramp
Keep Right to stay on Ramp
*Toll road*Merge onto New Jersey Tpke (I-95)
At I-95 Exit 16E, take Ramp (Right) onto I-495
Keep Straight onto Dyer Ave
Turn Left (East) onto (W) 34th St
Turn Left (North) onto 3rd Ave
Turn Left (West) onto E 49th St
Arrive: W New York – 541 Lexington Ave, New York City, NY

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Item 1, FOR Item 2 and Item 3, and 1 Yr on Item 4.

1.	Election of Directors:			For	Against	Abstain				For	Against	Abstain				For	Against	Abstain

	01	-	Mark S. Burgess	☐	☐	☐	02	-	Jeffrey J. Clarke	☐	☐	☐	03	-	James V. Continenza	☐	☐	☐

	04	-	Matthew A. Doheny	☐	☐	☐	05	-	John A. Janitz	☐	☐	☐	06	-	George Karfunkel	☐	☐	☐

	07	-	Jason New	☐	☐	☐	08	-	WIlliam G. Parrett	☐	☐	☐	09	-	Derek Smith	☐	☐	☐

			For	Against	Abstain
2.	Ratification of the Audit and Finance Committee’s Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.		☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain
4.	Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers.	☐	☐	☐	☐
		For	Against	Abstain
3.	Advisory Vote on the Compensation of our Named Executive Officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eastman Kodak Company will be held on Wednesday, May 28, 2014 at 9:00 a.m., Eastern Time at the W New York, 541 Lexington Avenue, New York, NY 10022. The following will be voted on at the Annual Meeting:

1.	Election of 9 nominees for director named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.

2.	Ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3.	Advisory Vote on the Compensation of our Named Executive Officers.

4.	Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers.

5.	Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2 and 3 and 1 Yr on Item 4.

If you were a shareholder of record at the close of business on March 31, 2014, you are entitled to vote at the Annual Meeting.

We are taking advantage of the Securities and Exchange Commission “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0251, (585) 724-4053, e-mail: shareholderservices@kodak.com.

The Annual Meeting will be accessible by the handicapped. If you require special assistance, contact Shareholder Services.

By Order of the Board of Directors

Patrick M. Sheller
Secretary
April 15, 2014

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Eastman Kodak Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareowner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) James V. Continenza and Patrick M. Sheller, or either of them, each with full power of substitution, as proxies, to vote all stock in Eastman Kodak Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2014 Annual Meeting of Shareholders and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

NOMINEES FOR DIRECTOR: Mark S. Burgess, Jeffrey J. Clarke, James V. Continenza, Matthew A. Doheny, John A. Janitz, George Karfunkel, Jason New, William G. Parrett, Derek Smith.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON ITEMS 1, 2 AND 3 AND 1 YR ON ITEM 4 BELOW.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:
1.	FOR the election of all nominees for director;
2.	FOR the ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
3.	FOR the Advisory Vote on the Compensation of our Named Executive Officers; and
4.	1 YR Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers.

C	Non-Voting Items
Meeting Attendance			Change of Address — Please print new address below.
I plan to attend the Annual Meeting. ☐		I plan to bring a guest. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.